Exhibit 10.1

LOAN AGREEMENT

BY AND BETWEEN

IPT BAYPORT DC LP, IPT CENTREPORT DC LP, IPT CENTURY DC LP,

IPT LIVERMORE DC LP, IPT RIALTO DC LP, IPT O’HARE DC LLC

AND IPT WINDHAM IC LLC,

COLLECTIVELY, AS BORROWER

AND

TEACHERS INSURANCE AND ANNUITY ASSOCIATION

OF AMERICA,

AS LENDER

DATED AS OF SEPTEMBER 25, 2015

AUTHORIZATION #:AAA-7668

INVESTMENT ID#:0007186

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TABLE OF CONTENTS

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TABLE OF CONTENTS

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LOAN AGREEMENT

This LOAN AGREEMENT (this “Loan Agreement”), is made as of September 25, 2015, by and IPT BAYPORT DC LP, IPT CENTREPORT DC LP, IPT CENTURY DC LP, IPT LIVERMORE DC LP and IPT RIALTO DC LP, each a Delaware limited partnership, and IPT O’HARE DC LLC and IPT WINDHAM IC LLC, each a Delaware limited liability company (collectively, “Borrower”), each having its principal place of business at 518 17th Street, Suite 1700, Denver, Colorado 80202-4130, and TEACHERS INSURANCE AND ANNUITY ASSOCIATION OF AMERICA, a New York corporation, having an address at 730 Third Avenue, New York, New York 10017 (“Lender”).

RECITALS:

A.          Lender agreed to make and Borrower agreed to accept a loan (the “Loan”) in the maximum principal amount of $100,000,000.00.

B.          To evidence the Loan, Borrower executed and delivered to Lender that certain Promissory Note (the “Note”), dated the date of this Loan Agreement, in the principal amount of One Hundred Million and No/100 Dollars ($100,000,000.00)(that amount or so much as is outstanding from time to time is referred to as the “Principal”), promising to pay the Principal with interest thereon to the order of Lender as set forth in the Note and with the balance, if any, of the Debt being due and payable on October 1, 2023 (the “Maturity Date”).

AGREEMENT

NOW, THEREFORE, in consideration of the Loan and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, Borrower and Lender agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1        Definitions.    Capitalized terms used in this Loan Agreement are defined in Exhibit B or in the text with a cross-reference in Exhibit B.

Section 1.2        Rules of Construction.    This Loan Agreement will be interpreted in accordance with the rules of construction set forth in Exhibit C.

ARTICLE II

PAYMENT TERMS

Section 2.1        The Obligations.    This Loan Agreement secures the Principal, the Interest, the Late Charges, the Prepayment Premiums, the Expenses, any additional advances made by Lender in connection with the Property or the Loan and all other amounts payable under the Loan Documents (the “Debt”) and also secures both the timely payment of the Debt as and when required and the timely performance of all other obligations and covenants to be performed under the Loan Documents (the “Obligations”).

Section 2.2        Payments of Principal and Fixed Interest.

(a)        Borrower will make monthly installment payments (“Debt Service Payments”) as follows:

 (i)         On the date hereof, a payment of interest on the Principal at the Fixed Interest Rate that will accrue through October 1, 2015;

 (ii)        On November 1, 2015, and on the first day of each succeeding calendar month through and including October 1, 2019, payments in the amount of Two Hundred Ninety-Three Thousand Three Hundred Thirty-Three and 33/100 Dollars ($293,333.33), each of which will be applied to accrued interest on the Principal at the Fixed Interest Rate; and

 (iii)       On November 1, 2019, and on the first day of each succeeding calendar month through and including September 1, 2023, payments in the amount of Four Hundred Fifty thousand One Hundred Sixty-One and 85/100 Dollars ($450,161.85), each of which will be applied first to accrued interest on the Principal at the Fixed Interest Rate and then to the Principal.

(b)        Interest on the Principal shall be calculated on a 30 day month/360 day year, except that any Interest due for the first and last months of the Term, if such payments pertain to partial months, shall be based upon the actual number of days in such months that the Principal is outstanding and a 365 day or 366 day year, as applicable.

(c)        On the Maturity Date, Borrower will pay the Principal in full together with accrued interest at the Fixed Interest Rate and all other amounts due under the Loan Documents.

Section 2.3        Prepayment Provisions.

(a)        The Note may not be prepaid in full or in part before October 31, 2016. Commencing on November 1, 2016, provided there is no Event of Default, Borrower may prepay the Note in full, but not in part (except as may be expressly permitted in the Loan Documents), upon fifteen (15) days prior notice to Lender and upon payment in full of the Debt which will include a payment (the “Prepayment Premium”) equal to the greater of (i) an amount equal to the product of one percent (1%) (the “Prepayment Percentage”) times the Prepayment Date Principal and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Discount Rate, exceeds the Prepayment Date Principal; provided, however, if any such foregoing prepayment is not made on the first (1st) day of a calendar month, such payment shall also be accompanied by interest on the Principal at the Fixed Interest Rate through to the date of the next scheduled Debt Service Payment occurring after such prepayment. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together. At any time after Borrower has provided Lender with the above required thirty (30) days advance notice of prepayment, Borrower may revoke such notice in writing provided that Borrower must pay to Lender, within five (5) Business Days of receiving written demand therefore, all reasonable out-of-pocket costs and expenses actually incurred by Lender, if any, in acting upon Borrower’s original thirty (30) day notice; but not any breakage costs or costs of redeployment or similar cost. Provided there is no Event of Default, the Note may be prepaid in full without payment of any Prepayment Premium during the last ninety (90) days of the Term. The Note may not be prepaid without simultaneous prepayment in full of any other notes secured by the Loan Documents. Notwithstanding the foregoing, if Lender elects in accordance with the term of the Loan Documents to apply Insurance Proceeds or Condemnation Awards resulting from any Casualty or Condemnation, as the case may be, or a Termination Fee attributable to the termination or cancellation of any Lease, to the Principal, the prepayment resulting from such application, whether in full or in part, shall be without payment of the Prepayment Premium.

(b)        Any prepayment not permitted by this Loan Agreement and the other Loan Documents, including, without limitation, any tender of payment of the amount necessary to satisfy the Debt accelerated, any judgment of foreclosure, any statement of amount due at the time of foreclosure (including foreclosure by power of sale) and any tender of payment made during any redemption period after foreclosure, will include to the extent permitted by applicable law a payment (the “Evasion of Prepayment Premium”) equal to the greater of (i) an amount equal to the product of the Prepayment Percentage plus 300 basis points times the Prepayment Date Principal, and (ii) the amount by which the sum of the Discounted Values of the Note Payments, derived by using the Default Discount Rate, exceeds the Prepayment Date Principal. In order to calculate (ii) in the foregoing, each remaining Note Payment will be discounted and the resulting Discounted Values will be added together.

(c)        The calculation of any amount paid to or due Lender in conjunction with any prepayment, tender of payment or payment of any other amount with respect to the Prepayment Date Principal, as described in this Section 2.3 shall include interest to and including the date of receipt thereof by Lender.

(d)        Borrower acknowledges that:

 (i)         a prepayment will cause damage to Lender;

 (ii)        the Evasion of Prepayment Premium is intended to compensate Lender for the loss of its investment and the expense incurred and time and effort associated with making the Loan, which will not be fully repaid if the Loan is prepaid;

 (iii)       it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by a prepayment after an Event of Default or any other prepayment not permitted by the Loan Documents; and

 (iv)       the Evasion of Prepayment Premium represents Lender and Borrower’s reasonable estimate of Lender’s damages for the prepayment and is not a penalty.

Section 2.4        Default Rate.    Interest on the Principal will accrue at the Default Interest Rate from the date an Event of Default occurs.

Section 2.5        Late Charges.

(a)        If Borrower fails to pay any Debt Service Payment when due (other than the failure to repay the outstanding Principal balance upon the Maturity Date or following an Acceleration) and the failure continues for a period of five (5) days or more, which five (5) day period shall commence on the day after the day payment is actually due, Borrower agrees to pay to Lender an amount (a “Late Charge”) equal to five percent (5%) of the delinquent payment.

(b)        Borrower acknowledges that:

 (i)         a delinquent payment will cause damage to Lender;

 (ii)        the Late Charge is intended to compensate Lender for loss of use of the delinquent payment and the expense incurred and time and effort associated with recovering the delinquent payment;

 (iii)       it will be extremely difficult and impractical to ascertain the extent of Lender’s damages caused by the delinquency; and

 (iv)       the Late Charge represents Lender and Borrower’s reasonable estimate of Lender’s damages from the delinquency and is not a penalty.

ARTICLE III

TITLE AND AUTHORITY

Section 3.1        Title to the Property.

(a)        Borrower has and will continue to have good and marketable title in fee simple absolute to the Land and the Improvements and good and marketable title to the Fixtures and Personal Property now owned by Borrower, all free and clear of liens, encumbrances and charges except the Permitted Exceptions. To Borrower’s knowledge, there are no facts or circumstances that might give rise to a lien, encumbrance or charge on the Property except as it relates to the liens created by the Security Instrument and the other Loan Documents and the Permitted Exceptions.

(b)        Borrower owns and will continue to own all of the other Property free and clear of all liens, encumbrances and charges except as it relates to the liens created by the Security Instrument and the other Loan Documents and the Permitted Exceptions.

(c)        The Security Instrument is and will remain a valid and enforceable first lien on and security interest in the Property, subject only to the Permitted Exceptions.

Section 3.2        Authority.

(a)        Borrower is and will continue to be (i) duly organized, validly existing and in good standing under the Laws of the state in which it was formed as set forth in Section 2.3 of the Security Instrument and (ii) duly qualified to conduct business, in good standing, in the state or commonwealth where the Property is located.

(b)        Borrower has and will continue to have all approvals required by Law or otherwise and full right, power and authority to (i) own and operate the Property and carry on Borrower’s business as now conducted or as proposed to be conducted (except where the failure to do so would not result in a Material Adverse Effect); (ii) execute and deliver the Loan Documents; (iii) grant, deed, mortgage, warrant the title to, convey, assign and pledge the Property to Trustee, in trust for the benefit of Lender, pursuant to the provisions of the Security Instrument; and (iv) perform the Obligations.

(c)        The execution and delivery of the Loan Documents and the performance of the Obligations do not and will not conflict with or result in a default under any Laws or any Leases or Property Documents and do not and will not conflict with or result in a default under any material agreement binding upon Borrower.

(d)        The Loan Documents to which Borrower is a party constitute and will continue to constitute legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency and creditors’ rights laws and principles of equity.

(e)        Borrower has not changed its legal name or its state of formation, as set forth in Section 2.3 of the Security Instrument, in the four months prior to the date hereof, except as Borrower has disclosed any such change to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

(f)        Borrower has not (i) merged with or into any other entity or otherwise been involved in any reorganization or (ii) acquired substantially all of the assets of any other entity where Borrower became subject to the obligations of such entity, in each case for a period of one year ending on the date hereof, except as Borrower has disclosed any such change, merger, reorganization or acquisition to Lender in writing and delivered to Lender appropriate Uniform Commercial Code search reports in connection therewith.

(g)        An Independent Manager has been engaged, appointed and is now an independent manager under the terms of those certain Amended and Restated Limited Liability Company Agreements for IPT O’Hare DC LLC, IPT Windham IC LLC, IPT Bayport DC GP LLC, IPT CentrePort DC GP LLC, IPT Century DC GP LLC, IPT Livermore DC GP LLC, and IPT Rialto DC GP LLC, each a Delaware limited liability company.

Section 3.3        No Foreign Person.    Borrower is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code.

Section 3.4        Litigation.    As of the date hereof, there are no Proceedings or, to Borrower’s actual knowledge, investigations against or affecting Borrower or the Property and, to Borrower’s actual knowledge, there are no facts or circumstances that might give rise to a Proceeding or an investigation against or affecting Borrower or the Property. Borrower will give Lender prompt notice of the commencement of any Proceeding or investigation against or affecting the Property or Borrower which would reasonably be expected to result in a Material Adverse Effect and, at Borrower’s expense, will appear in and defend any such Proceeding or investigation. Borrower also will deliver to Lender such additional information relating to the Proceeding or investigation as Lender may reasonably request from time to time.

ARTICLE IV

PROPERTY STATUS, MAINTENANCE AND LEASES

Section 4.1        Status of the Property.

(a)        Borrower has obtained and will maintain in full force and effect all certificates, licenses, permits and approvals that are required by Law or by any entity having jurisdiction over the Property or over Borrower or that are necessary for the Permitted Use, for occupancy and operation of the Property, for the granting of the Security Instrument or for the conduct of Borrower’s business on the Property in accordance with the Permitted Use, except, in each case, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect.

(b)        The Property is and will continue to be serviced by all public utilities required for the Permitted Use of the Property.

(c)        All roads and streets necessary for service of and access to the Property for the current or contemplated use of the Property have been completed and are and will continue to be serviceable, physically open and dedicated to and accepted by the Government for use by the public.

(d)        As of the date hereof, the Property is free from damage caused by a Casualty.

(e)        As of the date hereof, all costs and expenses of labor, materials, supplies and equipment used in the construction of the Improvements have been paid in full.

Section 4.2        Maintenance of the Property.  Borrower will maintain the Property in good repair and good and safe condition, suitable for the Permitted Use, including, to the extent necessary, replacing the Fixtures and Personal Property with property at least equal in quality and condition to that being replaced and free of liens, other than the Permitted Exceptions. Borrower will not erect any new buildings, building additions or other structures on the Land or otherwise materially alter the Improvements without Lender’s prior consent which may be withheld in Lender’s reasonable discretion. The Property will be managed by a property manager reasonably satisfactory to Lender pursuant to a management agreement reasonably satisfactory to Lender and terminable by Borrower without charge or penalty upon thirty (30) days notice to the property manager; provided, however, that the Property may be self-managed by Borrower or an Affiliate of Borrower whose business is property management.

Section 4.3        Change in Use.    Borrower will use and permit the use of the Property for the Permitted Use and for no other purpose.

Section 4.4        Waste.  Borrower will not commit or permit any intentional waste, impairment or deterioration of the Property or any material alteration, demolition or removal of any of the Property without Lender’s prior consent which may be withheld in Lender’s reasonable discretion.

Section 4.5        Inspection of the Property.    Subject to the rights of tenants under the Leases, Lender, or its agent or independent expert, has the right to enter and inspect the Property on reasonable prior notice, except during the existence of an Event of Default, when no prior notice is necessary. Lender has the right to engage an independent expert to review and report on Borrower’s compliance with Borrower’s obligations under this Loan Agreement to maintain the Property, comply with Law and refrain from intentional waste, impairment or deterioration of the Property and the material alteration, demolition or removal of any of the Property except as may be permitted by the provisions of this Loan Agreement. If the independent expert’s report discloses material failure to comply with such obligations or if Lender engages the independent expert after the occurrence of an Event of Default, then the independent expert’s review and report will be at Borrower’s expense, payable on demand.

Section 4.6        Parking.    Borrower will provide, maintain and light the parking areas within the Property, including any sidewalks, aisles, streets, driveways, sidewalk cuts and rights-of-way to and from the adjacent public streets, as a reasonable and prudent owner of the Property and in a manner consistent with the Permitted Use and sufficient to accommodate the greatest of: (i) the number of parking spaces required by Law; or (ii) the number of parking spaces required by the Leases and the Property Documents; provided, that Borrower shall only be required to add parking spaces to the extent they have received written notice of non-compliance with any requirement of Law or of a deficiency under any

Lease or Property Document. The parking areas will be reserved and used for ingress, egress and parking for Borrower and the tenants under the Leases and their respective employees, customers and invitees and in accordance with the Leases and the Property Documents and other commercially reasonable and prudent uses.

Section 4.7        Separate Tax Lot.    The Property is and will remain assessed for real estate tax purposes as one or more wholly independent tax lots, separate from any property that is not part of the Property.

Section 4.8        Changes in Zoning or Restrictive Covenants.    Borrower will not (i) initiate, join in or consent to any change in any Laws pertaining to zoning, any restrictive covenant or other restriction which would restrict the Permitted Uses for the Property; (ii) permit the Property to be used to fulfill any requirements of Law for the construction or maintenance of any improvements on property that is not part of the Property (other than on a temporary basis); (iii) permit the Property to be used for any purpose not included in the Permitted Use; or (iv) impair the integrity of the Property as a single, legally subdivided zoning lot separate from all other property.

Section 4.9        Lender’s Right to Appear.    Lender has the right (a) to appear in and defend any Proceeding brought regarding the Property which Lender, in its reasonable discretion, determines that Borrower is not adequately defending any such Proceeding, and (b) to bring any Proceeding, in the name and on behalf of Borrower or in Lender’s name, which Lender, in its reasonable discretion, determines should be brought to protect Lender’s interest in the Property.

ARTICLE V

IMPOSITIONS AND ACCUMULATIONS

Section 5.1        Impositions.

(a)        Borrower will pay each Imposition at least 15 days before the date (the “Imposition Penalty Date”) that is the earlier of (i) the date on which the Imposition becomes delinquent and (ii) the date on which any penalty, interest or charge for non-payment of the Imposition accrues.

(b)        At least 10 days before each Imposition Penalty Date, Borrower will deliver to Lender or its designated agent a receipted bill or other evidence of payment of all Taxes and Assessments.

(c)        Notwithstanding the foregoing provisions of this Section 5.1, Borrower, at its own expense, may contest any Taxes or Assessments, provided that the following conditions are met:

 (i)         not less than 30 days prior to the Imposition Penalty Date, Borrower delivers to Lender notice of the proposed contest;

 (ii)        the contest is by a Proceeding promptly initiated and conducted diligently and in good faith;

 (iii)       there is no Event of Default;

 (iv)       the Proceeding suspends the collection of the contested Taxes or Assessments;

 (v)        the Proceeding is not prohibited by the Leases and the Property Documents;

 (vi)       the Proceeding precludes imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit; and

 (vii)      Borrower either deposits with the Accumulations Depositary reserves or furnishes a bond or other security reasonably satisfactory to Lender, in either case in an amount sufficient to pay the contested Taxes or Assessments, together with all interest and penalties or Borrower pays all of the contested Taxes or Assessments under protest.

(d)        Installment Payments.    So long as no Event of Default has occurred and is continuing, Borrower shall be permitted to pay the Assessment in installments if permitted by the taxing authority having jurisdiction over the Property and if Borrower is making deposits under Section 5.2 below, such Assessment shall also be paid in installments and Borrower shall be required to provide only such Accumulations as are necessary to pay such Assessment in installments.

Section 5.2        Accumulations.

(a)        In accordance with the Tax Pledge, unless waived under Section 5.2(h) below, Borrower will make an initial deposit with either Lender or a mortgage servicer or financial institution designated by Lender from time to time, acting on behalf of Lender as Lender’s agent or otherwise such that Lender is the “customer”, as defined in the Uniform Commercial Code, of the depository bank with respect to the deposit account into which the Accumulations are deposited, to receive, hold and disburse the Accumulations in accordance with the Tax Pledge (the “Accumulations Depositary”). On the first day of each calendar month thereafter, unless waived under Section 5.2(h), Borrower will deposit with the Accumulations Depositary an amount equal to 1/12th of the annual Taxes and Assessments as determined by Lender or its agent. Except as otherwise required by the Tax Pledge, at least thirty (30) days before each Imposition Penalty Date, Borrower will deliver to the Accumulations Depositary any bills and other documents that are necessary to pay the Taxes and Assessments.

(b)        The Accumulations will be applied to the payment of Taxes and Assessments. Any excess Accumulations after payment of Taxes and Assessments will be returned to Borrower or credited against future payments of the Accumulations (and reduce future payments accordingly), at Lender’s election or as required by Law. If the Accumulations are not sufficient to pay Taxes and Assessments, except as otherwise required by the Tax Pledge, Borrower shall promptly pay the deficiency to the Accumulations Depositary (and in any event, not less than ten (10) Business Days prior to the Imposition Penalty Date).

(c)        The Accumulations Depositary will hold the Accumulations as security for the Obligations until applied in accordance with the provisions of this Loan Agreement and the Tax Pledge. If Lender is not the Accumulations Depositary, the Accumulations Depositary will deliver the Accumulations to Lender upon Lender’s demand at any time after the occurrence and during the continuation of an Event of Default.

(d)        If the Property is sold or conveyed other than by foreclosure or transfer in lieu of foreclosure, all right, title and interest of Borrower to the Accumulations will automatically, and without necessity of further assignment, be held for the account of the new owner, subject to the provisions of this Section and Borrower will have no further interest in the Accumulations.

(e)        Upon receipt of the Accumulations, the Accumulations Depositary will deposit such funds into an account with a financial institution selected by Lender, which funds may be commingled with other funds controlled by Lender or Lender’s agent, all in accordance with the Tax Pledge.

(f)        Lender has the right to pay, or to direct the Accumulations Depositary to pay, any Taxes or Assessments unless Borrower is contesting the Taxes or Assessments in accordance with the provisions of this Loan Agreement, in which event any payment of the contested Taxes or Assessments will be made under protest in the manner prescribed by Law or, following a Trigger Event (as defined below) and until a new waiver of tax escrows is permitted under Section 5.2(h) below), at Lender’s election may be withheld.

(g)        If Lender assigns this Loan Agreement and the other Loan Documents, Lender will pay, or cause the Accumulations Depositary to pay, the unapplied balance of the Accumulations to or at the direction of the assignee. Simultaneously with the payment, Lender and the Accumulations Depositary will be released from all liability with respect to the Accumulations for all periods after such payments is made, and Borrower will look solely to the assignee with respect to the Accumulations for all periods thereafter. When the Obligations have been fully satisfied, any unapplied balance of the Accumulations will be returned to Borrower. At any time when an Event of Default exists, Lender may apply the Accumulations as a credit against any portion of the Debt selected by Lender in its sole discretion.

(h)        Notwithstanding the foregoing provisions of this Section 5.2, the requirement for Borrower to escrow for Taxes shall be waived and such waiver shall remain in effect provided that (i) no Event of Default has occurred and is continuing, and (ii) the Property maintains an aggregate Debt Service Coverage of not less than 1.20x. If any of the conditions for waiver of the tax escrow fail to be satisfied at any time (the “Trigger Event”), and upon prior notice from Lender, Borrower shall immediately commence to make deposits to the Accumulations Depositary pursuant to the Tax Pledge. The initial deposit shall be in an amount not less than the amount that would have been on deposit had the requirement for the escrow of Taxes not been waived. If Borrower loses the waiver of the Tax escrow at any time due to the occurrence of a Trigger Event, a new waiver of tax escrows shall be given, and any Accumulations shall be released to Borrower, (A) if the Debt Service Coverage returns to a level of 1.40x or higher for a period of three (3) consecutive months (if the Trigger Event was due to the Property not maintaining a Debt Service Coverage of not less than 1.20x) or (B) if the Event of Default is cured (if the Trigger Event was due to the occurrence of an Event of Default). In addition, this waiver is personal to the Borrower and in the event of a One-Time Sale pursuant to Section 12.2 (b) hereof, this waiver shall be revoked and of no further force and effect from and after the occurrence of such One-Time Sale.

Section 5.3        Changes in Tax Laws.    If a Law requires the deduction of the Debt from the value of the Property for the purpose of taxation or imposes a tax, either directly or indirectly, on the Debt, any Loan Document or Lender’s interest in the Property (other than income taxes or any other taxes imposed on amounts payable to or for the accounts of Lender), Borrower will pay the tax with interest and penalties, if any, so long as Lender is requiring tax be paid by substantially all similarly situated borrowers. If Lender determines that Borrower’s payment of the tax may be unlawful, unenforceable, usurious or taxable to Lender, the Debt will become immediately due and payable (in which event no

Prepayment Premium shall be due under the Note) on sixty (60) days’ prior notice unless the tax must be paid within the sixty (60) day period, in which case, the Debt will be due and payable within the lesser period.

ARTICLE VI

INSURANCE, CASUALTY, CONDEMNATION AND RESTORATION

Section 6.1        Insurance Coverages.

(a)        Borrower will maintain such insurance coverages and endorsements in form and substance as Lender may require in its reasonable discretion from time to time, provided that such insurance is generally available in the commercial markets and being required of substantially similarly situated borrowers. The insurance will be in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements and Personal Property (without deduction for depreciation) and will include (to the extent reasonably available) fire, extended coverage, vandalism, malicious mischief, sprinkler leakage, boiler and machinery, terrorism coverage, windstorm, earthquake and flood insurance (if located in an area identified as an earthquake or flood zone), and a minimum of twelve (12) months of rent loss insurance. The insurance will also include commercial general liability coverage in substance and amount reasonably satisfactory to Lender naming Lender as an additional insured. Until Lender notifies Borrower of changes in Lender’s requirements, Borrower will maintain not less than the insurance coverages and endorsements Lender required for closing of the Loan.

(b)        The insurance, including renewals, required under this Section will be issued on valid and enforceable policies and endorsements satisfactory to Lender (the “Policies”). Each Policy will contain a standard waiver of subrogation and a replacement cost endorsement and will provide that Lender will receive not less than thirty (30) days’ prior written notice of any cancellation, termination or non-renewal of a Policy and that Lender will be named under a standard mortgagee endorsement on the property insurance as mortgagee and loss payee. Borrower agrees to provide Lender with notice of any other material change to a Policy, other than an increase in coverage, within two (2) Business Days of such change.

(c)        The insurance companies issuing the Policies (the “Insurers”) must be authorized to do business in the State or Commonwealth where the Property is located, must have been in business for at least five (5) years, must carry an A.M. Best Company, Inc. policy holder rating of A- or better and an A.M. Best Company, Inc. financial category rating of Class VIII or better and must be otherwise satisfactory to Lender. Lender may select an alternative credit rating agency and may impose different credit rating standards for the Insurers if also being required of substantially all similarly situated borrowers. Notwithstanding Lender’s right to approve the Insurers and to establish credit rating standards for the Insurers, Lender will not be responsible for the solvency of any Insurer.

(d)        Notwithstanding Lender’s rights under this Article, Lender will not be liable for any loss, damage or injury resulting from the inadequacy or lack of any insurance coverage.

(e)        Borrower will comply in all material respects with the provisions of the Policies and with the requirements, notices and demands imposed by the Insurers and applicable to Borrower or the Property.

(f)        Borrower will pay the insurance premiums for each Policy and provide Lender with evidence of such payment within fifteen (15) days of the expiration date of the Policy being replaced or renewed and Borrower will deliver to Lender a certified copy of each Policy marked “Paid” not less than fifteen (15) days prior to the expiration date of the Policy being replaced or renewed. In the event Borrower is unable to deliver a certified copy fifteen (15) days prior to the expiration date, Borrower will provide evidence of the renewed coverage by delivering to Lender an Acord 27 (2004/04 or 1993/03) or Acord 28 (2003/10) or the current industry equivalent until a certified copy is available and delivered to Lender.

(g)        Borrower will not carry separate insurance concurrent in kind or form or contributing in the event of loss with any other insurance carried by Borrower.

(h)        If Borrower elects to carry any of the insurance required under this Section on a blanket or umbrella policy, Borrower will deliver to Lender a certified copy of the blanket policy which will allocate to the Property the amount of coverage required under this Section and otherwise will provide the same coverage and protection as would a separate policy insuring only the Property.

(i)        Borrower will give the Insurers and Lender prompt notice of any change in ownership or occupancy of the Property that may result in a change in the insurance requirements for the Property. This subsection does not abrogate the prohibitions on transfers set forth in this Loan Agreement.

(j)        If the Property is sold at a foreclosure sale or otherwise is transferred so as to extinguish the Obligations, all of Borrower’s right, title and interest in and to the Policies then in force will be transferred automatically to the purchaser or transferee (unless part of a blanket policy or not otherwise reasonably transferable).

Section 6.2        Casualty and Condemnation.

(a)        Borrower will give Lender notice of any Casualty promptly after it occurs and will give Lender notice of any Condemnation Proceeding promptly after Borrower receives notice of commencement or notice that such a Condemnation Proceeding will be commencing. Borrower promptly will deliver to Lender copies of all material documents Borrower delivers or receives relating to the Casualty or the Condemnation Proceeding, as the case may be.

(b)        Borrower authorizes Lender, at Lender’s option, to act on Borrower’s behalf to collect, adjust and compromise any claims for loss, damage or destruction under the Policies on such terms as Lender determines in Lender’s reasonable discretion. Borrower authorizes Lender to act, at Lender’s option, on Borrower’s behalf in connection with any Condemnation Proceeding. Borrower will execute and deliver to Lender all documents reasonably requested by Lender and all documents as may be required by Law to confirm such authorizations. Nothing in this Section will be construed to limit or prevent Lender from joining with Borrower either as a co-defendant or as a co-plaintiff in any Condemnation Proceeding.

(c)        If Lender elects not to act on Borrower’s behalf as provided in this Section, then Borrower promptly will file and prosecute all claims (including Lender’s claims) relating to the Casualty and will prosecute or defend (including defense of Lender’s interest) any Condemnation Proceeding. Borrower will have the authority to settle or compromise the claims or Condemnation Proceeding, as the case may be, provided that Lender has approved in Lender’s reasonable discretion any compromise or settlement that exceeds $500,000.00. Any check for Insurance Proceeds or Condemnation Awards, as the case may be (the “Proceeds”) will be made payable to Lender and Borrower. Borrower will endorse the check to Lender promptly upon Lender presenting the check to Borrower for endorsement or if Borrower receives the check first, will endorse the check promptly upon receipt and forward it to Lender. If any Proceeds are paid to Borrower, Borrower promptly will deposit the Proceeds with Lender, to be applied or disbursed in accordance with the provisions of this Loan Agreement. Lender will be responsible for only the Proceeds actually received by Lender.

Section 6.3        Application of Proceeds.      After deducting the costs incurred by Lender in collecting the Proceeds, Lender may, in its sole discretion, (i) apply the Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion; (ii) apply the Proceeds to restore the Improvements, provided that Lender will not be obligated to see to the proper application of the Proceeds and provided further that any amounts released for Restoration will not be deemed a payment on the Debt; or (iii) deliver the Proceeds to Borrower.

Section 6.4        Conditions to Availability of Proceeds for Restoration.      Notwithstanding the preceding Section, after a Casualty or a Condemnation (a “Destruction Event”), Lender will make the Proceeds (less any reasonable out-of-pocket costs incurred by Lender in collecting the Proceeds) available for Restoration in accordance with the conditions for disbursements set forth in the Section entitled “Restoration”, provided that the following conditions are met:

 (i)         Borrower or the transferee under a Permitted Transfer, if any, continues to be “borrower” at the time of the Destruction Event and at all times thereafter until the Proceeds have been fully disbursed;

 (ii)        no default under the Loan Documents exists at the time of the Destruction Event;

 (iii)       all Material Leases and all Property Documents in effect immediately prior to the Destruction Event continue in full force and effect notwithstanding the Destruction Event, except as otherwise approved by Lender;

 (iv)       if the Destruction Event is a Condemnation, Borrower delivers to Lender evidence reasonably satisfactory to Lender that the Improvements can be restored to an economically and architecturally viable unit;

 (v)        Borrower delivers to Lender evidence reasonably satisfactory to Lender that the Proceeds are sufficient to complete Restoration or if the Proceeds are insufficient to complete Restoration, Borrower first deposits with Lender funds (“Additional Funds”) that when added to the Proceeds will be sufficient to complete Restoration;

 (vi)       if the Destruction Event is a Casualty, Borrower delivers to Lender evidence reasonably satisfactory to Lender that the Insurer under each affected Policy has not denied liability under the Policy as to Borrower or the insured under the Policy;

 (vii)      Lender is satisfied that the proceeds of any rent loss insurance in effect together with other available gross revenues from the Property are sufficient to pay Debt Service

Payments after paying the Impositions, Insurance Premiums, reasonable and customary Operating Expenses until Restoration is complete or the Borrower agrees to pay any shortfall to Lender as Additional Funds;

 (viii)    Lender is satisfied that Restoration will be completed on or before the date (the “Restoration Completion Date”) that is the earliest of: (A) twelve (12) months prior to the Maturity Date; (B) twelve (12) months after the Destruction Event; (C) the earliest date required for completion of Restoration under any Lease or any Property Document; or (D) any date required by Law; and

 (ix)      for the twelve (12) month period immediately preceding the Destruction Event, the annual Debt Service Coverage was at least 1.10x, and at the time of the Destruction Event, is at least 1.10x, after payment of annual Insurance Premiums, Impositions and operating expenses of the Property (including ground rent if any), provided that, if the Net Operating Income does not provide such Debt Service Coverage, then Borrower expressly authorizes and directs Lender (at Lender’s sole discretion) to apply an amount from the Proceeds to reduction of Principal in order to reduce the annual Debt Service Payments sufficiently for such Debt Service Coverage to be achieved. The reduced debt service payments will be calculated using the Fixed Interest Rate and an amortization schedule that will achieve the same proportionate amortization of the reduced Principal over the then remaining Term as would have been achieved if the Principal and the originally scheduled Debt Service Payments had not been reduced. Borrower will execute any documentation that Lender deems reasonably necessary to evidence the reduced Principal and debt service payments.

Section 6.5        Restoration.

(a)        If the total Proceeds for any Destruction Event are $500,000.00 or less and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse to Borrower the entire amount received by Lender and Borrower will commence Restoration promptly after the Destruction Event and complete Restoration not later than the Restoration Completion Date.

(b)        If the Proceeds for any Destruction Event exceed $500,000.00 and Lender elects or is obligated by Law or under this Article to make the Proceeds available for Restoration, Lender will disburse the Proceeds and any Additional Funds (the “Restoration Funds”) upon Borrower’s request as Restoration progresses, generally in accordance with normal construction lending practices for disbursing funds for construction costs, provided that the following conditions are met:

 (i)        Borrower commences Restoration promptly after the Destruction Event and completes Restoration on or before the Restoration Completion Date;

 (ii)       if Lender requests, Borrower delivers to Lender prior to commencing Restoration, for Lender’s approval, plans and specifications and a detailed budget for the Restoration;

 (iii)      Borrower delivers to Lender reasonably satisfactory evidence of the costs of Restoration incurred prior to the date of the request, and such other documents as Lender may reasonably request including mechanics’ lien waivers and title insurance endorsements;

 (iv)      Borrower pays all costs of Restoration whether or not the Restoration Funds are sufficient and, if at any time during Restoration, Lender determines that the undisbursed balance of the Restoration Funds is insufficient to complete Restoration, Borrower deposits with Lender, as part of the Restoration Funds, an amount equal to the deficiency within 30 days of receiving notice of the deficiency from Lender; and

 (v)       there is no default under the Loan Documents at the time Borrower requests funds or at the time Lender disburses funds.

(c)        If an Event of Default occurs at any time after the Destruction Event, then Lender will have no further obligation to make any remaining Proceeds available for Restoration and may apply any remaining Proceeds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(d)        Lender may elect at any time prior to or during the course of Restoration involving aggregate expenditures of more than $1,000,000 to retain, at Borrower’s expense, an independent engineer or other consultant to review the plans and specifications, to inspect Restoration as it progresses and to provide reports. If any matter included in a report by the engineer or consultant is unsatisfactory to Lender in its reasonable discretion, Lender may suspend disbursement of the Restoration Funds until the unsatisfactory matters contained in the report are resolved to Lender’s reasonable satisfaction.

(e)        If Borrower fails to commence and complete Restoration in accordance with the terms of this Article (subject to the same cure rights applicable to defaults), then in addition to the Remedies, Lender may elect to restore the Improvements on Borrower’s behalf and reimburse itself out of the Restoration Funds for costs and expenses incurred by Lender in restoring the Improvements or Lender may apply the Restoration Funds as a credit against any portion of the Debt selected by Lender in its sole discretion.

(f)        Lender may commingle the Restoration Funds with its general assets and will not be liable to pay any interest or other return on the Restoration Funds unless otherwise required by Law. Lender will not hold any Restoration Funds in trust. Lender may elect to deposit the Restoration Funds with a depositary satisfactory to Lender under a disbursement and security agreement satisfactory to Lender.

(g)        Borrower will pay all of Lender’s reasonable third party expenses incurred in connection with a Destruction Event or Restoration. If Borrower fails to do so, then in addition to the Remedies, Lender may from time to time reimburse itself out of the Restoration Funds.

(h)        If any excess Proceeds remain after Restoration, Lender may elect, in its sole discretion, either to apply the excess as a credit against any portion of the Debt (in which event no Prepayment Premium shall be due under the Note) as selected by Lender in its sole discretion or to deliver the excess to Borrower.

ARTICLE VII

COMPLIANCE WITH LAW AND AGREEMENTS

Borrower hereby confirms that, as of the date hereof, the representations and warranties contained in this Article VII are true, correct and complete in all material respects and covenants that until the Debt has been repaid in full, it shall take the actions or refrain from taking the actions as required by this Article VII and shall cause any representations and warranties that are expressly prospective in nature to be true, correct and complete in all material respects on every day that the Debt is outstanding:

Section 7.1        Compliance with Law.    Borrower, the Property and the use of the Property comply in all material respects and will continue to comply in all material respects with Law and with all agreements and conditions necessary to preserve and extend all rights, licenses, permits, privileges, franchises and concessions (including zoning variances, special exceptions and non-conforming uses) relating to the Property or Borrower. Borrower will notify Lender of the commencement of any investigation or Proceeding relating to a possible violation of Law promptly after Borrower receives notice thereof and will deliver promptly to Lender copies of all material documents Borrower receives or delivers in connection with the investigation or Proceeding. Borrower will not alter the Property in any manner that would materially increase Borrower’s responsibilities for compliance with Law.

Section 7.2        Compliance with Agreements.    To the actual knowledge of Borrower, there are no defaults, events of defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Documents. Borrower will pay and perform all of its material obligations under the Property Documents as and when required by the Property Documents. Borrower will use commercially reasonable efforts to cause all other parties to the Property Documents to pay and perform their material obligations under the Property Documents as and when required by the Property Documents. Borrower will not amend or waive any provisions of the Property Documents in any material respects; exercise any options under the Property Documents; give any approval required or permitted under the Property Documents that would reasonably be expected to result in a Material Adverse Effect; cancel or surrender any of the Property Documents; or release or discharge or permit the release or discharge of any party to or entity bound by any of the Property Documents, without, in each instance, Lender’s prior approval (excepting therefrom all service contracts or other agreements entered into in the normal course of business that are cancelable upon not more than 30 days notice). Borrower promptly will deliver to Lender copies of any notices of default or of termination that Borrower receives or delivers relating to any Property Document.

Section 7.3        ERISA Compliance.

(a)        Borrower is not and will not be an “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”) that is subject to Title I of ERISA or a “plan” as defined in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code, and Borrower’s assets are not and will not constitute “plan assets” of one or more such plans for purposes of Title I of ERISA or Section 4975 of the Code.

(b)        Borrower is not and will continue not to be a “governmental plan” within the meaning of Section 3(32) of ERISA and transactions by or with Borrower are not and will not be subject to any Laws regulating investments of and fiduciary obligations with respect to governmental plans.

(c)        Borrower will not engage in any transaction which would cause any obligation or any action under the Loan Documents, including Lender’s exercise of the Remedies, to be a non-exempt prohibited transaction under ERISA.

Section 7.4        Anti-Terrorism.

(a)        None of Borrower or any of its Affiliates is in violation of any of the Anti-Terrorism Laws, including Executive Order No. 13224 on Terrorist Financing (effective September 24, 2001) (the “Executive Order”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56), and the Bank Secrecy Act, 31 U.S.C. §5311 et seq. Borrower covenants that neither Borrower nor any of its Affiliates will at any time during the term of the Loan be in violation of any of the Anti-Terrorism Laws. The foregoing representation regarding Affiliates excludes owners of shares of stock traded on a public United States regulated stock exchange.

(b)        None of Borrower or any of its Affiliates is a Prohibited Person or is in violation of any of the Laws relating to Prohibited Persons. A “Prohibited Person” is (A) a person designated as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website http://www.treasury.gov/ofac/downloads/t11sdn.pdf or at any replacement website or other replacement official publication of such list, or any person or entity owned or controlled by or acting for or on behalf of such a person; (B) an agency of the government of a country, or an organization controlled by a country, or a person resident in a country that is subject to trade restrictions or a sanctions program under any of the economic sanctions of the United States administered by the United States Department of the Treasury’s Office of Foreign Assets Control; or (C) to the best of Borrower’s knowledge, a person or entity (including a country or government) with whom Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Laws. Borrower and its Affiliates will at all times comply with all Laws relating to Prohibited Persons. The foregoing representation regarding Affiliates excludes owners of shares of stock traded on a public United States regulated stock exchange.

(c)        The term “Affiliate” is defined as any person that controls, is under common control with, or is controlled by Borrower. For purposes of this Section 7.4 the term “control” (and derivative terms) is defined as the power to direct or cause the direction of the management and policies of the applicable entity through ownership of voting securities or beneficial interests, by contract or otherwise, and persons or entities having control include any general partner, managing member, manager or executive officer of the applicable entity, and any direct or indirect holder of a twenty percent (20%) or greater ownership interest in Borrower, Guarantor, Indemnitor or such applicable entity.

(d)        The Loan proceeds will not be used for any illegal purposes and no portion of the Property or, to the best knowledge of Borrower without investigation, the direct or indirect ownership interest in Borrower has been acquired with funds derived from illegal activities.

(e)        Borrower covenants and agrees to deliver to Lender any certification or other evidence requested from time to time by Lender in its reasonable discretion, confirming Borrower’s compliance with this Section 7.4. The representations and warranties set forth in said subparagraphs shall be deemed repeated and reaffirmed by Borrower as of each date that Borrower makes a payment to Lender under the Loan Documents or receives any payment from Lender.

Section 7.5        Section 6045(e) Filing.  Borrower will supply or cause to be supplied to Lender either (i) a copy of a completed Form 1099-B, Statement for Recipients of Proceeds from Real Estate, Broker and Barter Exchange Proceeds prepared by Borrower’s attorney or other person responsible for the preparation of the form, together with a certificate from the person who prepared the form to the effect that the form has, to the best of the preparer’s knowledge, been accurately prepared and that the preparer will timely file the form; or (ii) a certification from Borrower that the Loan is a refinancing of the Property or is otherwise not required to be reported to the Internal Revenue Service pursuant to Section 6045(e) of the Code. Under no circumstances will Lender or Lender’s counsel be obligated to file the reports or returns.

ARTICLE VIII

LEASING

Section 8.1        Representations, Warranties and Covenants with Respect to Leases. As of the date hereof, subject to Borrower’s disclosures to Lender in the certification of Rent Roll executed by Borrower and delivered to Lender in connection with the closing of the Loan including the Rent Roll attached thereto, and Lender’s approval of such disclosures:

(a)        (i) Except as otherwise disclosed to Lender in writing prior to the date hereof, all of the Leases affecting the Property as of the date of this Loan Agreement (the “Existing Leases”) are in full force and effect; (ii) except as otherwise disclosed to Lender in writing prior to the date hereof, to Borrower’s actual knowledge, there are no defaults or matters that with the passage of time or giving of notice would constitute a default and there are no existing defenses or offsets to the payment of Rent under the Existing Leases; (iii) each Existing Lease represents the entire agreement between the parties as to the leasing; and (iv) to Borrower’s knowledge, all of the Existing Leases are enforceable in accordance with their terms.

(b)        Each of the Tenants under the Existing Leases is in occupancy, paying Rent, open and conducting business in its respective leased premises and, to Borrower’s knowledge is free from bankruptcy, reorganization or other Proceeding for the relief of debtors under any federal or state insolvency statute.

(c)        Borrower has complied in all material respects with all obligations and satisfied all conditions (including any co-tenancy requirements) under the Existing Leases which Borrower as landlord must have complied with or satisfied on or before the date of this Loan Agreement.

(d)        Borrower has not collected and will not collect Rents under the Leases, excluding security deposits, more than two (2) months in advance.

(e)        Borrower is the landlord under the Leases, has the authority to assign the Leases and the Rents and there is not and will not be any assignment, pledge or mortgage of the Assigned Property other than the Assignment, except with Lender’s prior consent which may be withheld in Lender’s sole discretion.

(f)        None of the Leases contains or will contain (i) an option to purchase the Property (including rights of first or last offer); (ii) any rights to set-off against Rents, except any rights to set off included in the Lender-approved form lease; or (iii) except as has been otherwise disclosed to Lender in writing, including copies of the existing Leases that have been provided to Lender, any early termination or cancellation rights (including those arising from a failure to meet continuing co-tenancy requirements).

(g)        Except as has been otherwise disclosed to Lender in writing, including copies of the existing Leases that have been provided to Lender, none of the Leases contains obligations of Borrower to make improvements to the Property, including the respective leased premises, to make any payment or give any credit or allowance to tenants or to pay any leasing commissions arising out of the Leases, except for improvement obligations, payments, credit allowances or leasing commissions provided for in the Lender-approved form lease, obligations which have been satisfied by Borrower prior to the date of this Loan Agreement or which specifically exclude Lender or any other purchaser in foreclosure from liability for such obligations.

(h)        Borrower has not discounted, compromised or discharged in any material respect and will not discount, compromise or discharge in any material respect any of Tenants’ obligations under the Leases.

(i)         Borrower as landlord does not and will not have any obligations under the Leases with respect to off-site improvements.

(j)         None of the Tenants has or will have the right to receive or to direct the use of Insurance Proceeds, except for proceeds of the Tenant’s own insurance, or to receive or direct the use of Condemnation Awards, except for awards separately awarded to Tenant for moving expenses, tenant fixtures costs and other losses suffered by Tenant.

(k)        Borrower will perform the landlord’s obligations under the Leases in all material respects and will enforce the terms of the Leases to be performed by the Tenants in the ordinary course of Borrower’s business.

Section 8.2        Covenants Regarding Future Leasing.

(a)        Borrower will lease the Property in the ordinary course of Borrower’s business, and may enter into new leases and may amend, renew or extend Leases without Lender’s prior consent if the following conditions are met:

 (i)        there is no Event of Default at the time the new lease, amendment, renewal or extension is executed;

 (ii)       the fixed minimum rent and other economic terms (including free rent periods and other tenant concessions) of each new lease, amendment, renewal or extension are, in Borrower’s reasonable business judgment, at prevailing market terms for similar space in properties comparable to the Property in the same geographic location;

 (iii)      each new lease is written on a Lender-approved form of lease without any material adverse modification, each renewal or extension is of a Lease written on a Lender-approved form of lease without material deviation and each amendment does not represent a material adverse modification to a Lender-approved form of lease or, if not the case, then the new lease, amendment, renewal or extension, as the case may be, is submitted to Lender together with Lender’s form of subordination, non-disturbance and attornment agreement executed by Tenant;

 (iv)       each new lease or lease renewal: (A) has a minimum term of three (3) years (provided, however, Borrower shall be permitted to enter into new leases on a month-to-month basis or with terms of three (3) months or less for not more than ten percent (10%) of the aggregate leasable square footage of the Property), (B) is for less than 105,000 square feet, (C) represents less than five percent (5%) of the aggregate net rentable area of the Property (D) is not for the purpose of providing day care facility or similar childcare services;

 (v)        Lender has not revoked Borrower’s privilege of entering into new leases and amending, renewing or extending Leases without Lender’s consent as provided in Section 8.2(b) hereof;

 (vi)       no lease amendment reduces the initial term of the Lease or any renewal term of the Lease after the renewal has been exercised, except in connection with an amendment that otherwise complies with the provisions of this Section; and

 (vii)      no lease amendment reduces the Rent, except in connection with an amendment, extension or renewal of the Lease that otherwise complies with the provisions of this Section.

If the preceding conditions are not met, Borrower may not enter into any new lease or any amendment, renewal or extension of a Lease (excluding the exercise of existing extension rights contained in any Lease) without Lender’s prior consent, which consent will not be unreasonably withheld.

(b)        Lender may revoke Borrower’s privilege to enter into new leases and to amend, renew and extend Leases without Lender’s prior consent, after sixty (60) days prior written notice to Borrower, while the aggregate Debt Service Coverage for the Property is less than 1.10x; provided, however, Borrower’s privilege to enter into new leases, without Lender’s consent, shall be restored if for three (3) consecutive months since the revocation occurred (A) no Event of Default has occurred and (B) the Debt Service Coverage has been at least equal to 1.25x; provided further, however, that upon the third revocation of such privilege, the suspension of such privilege shall continue through the remainder of the Loan term:

(c)        Borrower’s privilege to enter into new leases and to amend, renew or extend Leases without Lender’s prior consent automatically terminates during all times that an Event of Default exists.

(d)        Not more than thirty (30) days after execution of each new lease and each amendment, renewal or extension of any Lease by Borrower and Tenant, Borrower will deliver to Lender or Lender’s designated servicer, a copy certified by Borrower, together with a copy of the letter of intent or, if no letter of intent is available and if requested by Lender in writing, a reasonably detailed lease abstract prepared by Borrower.

Section 8.3        Termination, Cancellation or Surrender of Leases.

(a)        Borrower may terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease in its reasonable discretion and without Lender’s prior consent, if the following conditions are met:

 (i)        no Event of Default exists at the time of termination, cancellation or surrender;

 (ii)        the term of the affected Lease will expire within six months, the tenant is in default under the affected Lease for more than 60 days or Borrower has determined in Borrower’s reasonable business judgment that it is economically beneficial to the Property to terminate or cancel the affected Lease and relet the space taking into account the time and costs associated with reletting the space;

 (iii)       the affected Lease: (A) is for less than 105,000 square feet, and (B) represents less than five percent (5%) of the aggregate net rentable area of Property; and

 (iv)       Lender has not revoked Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises as provided in Section 8.3(b) below; and

 (v)        the aggregate Debt Service Coverage for the Property for the following twelve (12) months shall not be less than 1.10x.

If the preceding conditions are not met, Borrower will not terminate or cancel any Lease or accept surrender of any leased premises prior to the scheduled expiration date of the Lease without Lender’s prior consent, which consent will not be unreasonably withheld.

(b)        Lender may revoke Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent, after sixty (60) days prior written notice to Borrower, at such time as the aggregate Debt Service Coverage for the Property is less than 1.10x; provided, however, Borrower’s privilege to terminate or cancel Leases or accept surrender of leased premises without Lender’s prior consent, shall be restored if for three (3) consecutive months since the revocation occurred (A) no Event of Default has occurred and (B) the aggregate Debt Service Coverage for the Property has been at least equal to 1.25x; provided further, however, that upon the third revocation of such privilege, the suspension of such privilege shall continue through the remainder of the Loan term.

(c)        Borrower’s privilege to terminate or cancel Leases and accept surrender of leased premises without Lender’s prior consent automatically terminates during all times that an Event of Default exists.

(d)        If any Lease is terminated or cancelled or leased premises surrendered, Borrower will pay to Lender immediately upon receipt by Borrower any termination, cancellation or surrender fee paid by the Tenant (the “Termination Fee”), in excess of $500,000, to be applied by Lender to any portion of the Debt as selected by Lender in its sole discretion, except that, Lender agrees that, the Termination Fee may be used for tenant improvement costs and leasing commissions associated with the affected leased premises (the “Terminated Premises”), provided that all of the following conditions are met:

 (i)          no Event of Default exists on the date of receipt of the Termination Fee by Borrower;

 (ii)        the lease for which such tenant improvement costs or leasing commissions will be paid otherwise complies with the requirements of Section 8.2 above;

 (iii)       the Termination Fee received by Borrower shall, at Lender’s sole option, be paid to Lender and promptly thereafter deposited into an interest bearing pledge account pursuant to a pledge and security agreement, reasonably acceptable to Lender and Borrower. Borrower assigns, transfers and sets over to Lender and grants to Lender a first security interest under the UCC in such pledge and security agreement, together with all funds and investments on deposit in the pledge account. The pledge and security agreement shall be security for the Loan and the payment and performance of all Obligations; and

 (iv)       the funds on deposit in the pledge account shall be disbursed to Borrower no more often than once in any three (3) month period, subject to reasonable disbursement conditions to be agreed upon in the pledge and security agreement, and used to pay for tenant improvement costs and leasing commissions. If a balance remains in the pledge account after at least eighty-five percent (85%) of the Terminated Premises has been re-leased and payment of all such tenant improvement costs and leasing commissions related to such space, then any such remaining funds shall, so long as there is no default under the Loan, be released to Borrower.

Notwithstanding the foregoing, provided that no Event of Default exists on the date of receipt of a Termination Fee by Borrower which is less than $500,000, Borrower shall be permitted to retain such Termination Fee.

ARTICLE IX

ENVIRONMENTAL

Section 9.1        Environmental Representations and Warranties.    Except as disclosed in the Environmental Report and to Borrower’s knowledge as of the date of this Loan Agreement:

(a)        no Environmental Activity has occurred or is occurring on the Property other than the use, storage, and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws and (iii) has not resulted in Material Environmental Contamination of the Property; and

(b)        no Environmental Activity has occurred or is occurring on any property in the vicinity of the Property which has resulted in Material Environmental Contamination of the Property.

Section 9.2        Environmental Covenants.

(a)        Borrower will not cause or permit any Material Environmental Contamination of the Property.

(b)        Borrower will not cause or permit any Environmental Activity to occur on the Property other than the use, storage and disposal of Hazardous Materials which (i) is in the ordinary course of business consistent with the Permitted Use; (ii) is in compliance with all Environmental Laws; and (iii) does not create a risk of Material Environmental Contamination of the Property.

(c)        Borrower will notify Lender promptly upon Borrower becoming aware of (i) any Material Environmental Contamination of the Property or (ii) any Environmental Activity with respect to the Property that is not in accordance with the preceding subsection (b). Borrower promptly will deliver to Lender copies of all material documents delivered to or received by Borrower regarding the matters set forth in this subsection, including notices of Proceedings or investigations concerning any Material Environmental Contamination of the Property or Environmental Activity or concerning Borrower’s status as a potentially responsible party (as defined in the Environmental Laws). Borrower’s notification of Lender in accordance with the provisions of this subsection will not be deemed to excuse any default under the Loan Documents resulting from the violation of Environmental Laws or the Material Environmental Contamination of the Property or Environmental Activity that is the subject of the notice. If Borrower receives notice of a suspected violation of Environmental Laws in the vicinity of the Property that poses a risk of Material Environmental Contamination of the Property, Borrower will give Lender notice and copies of any material documents received relating to such suspected violation.

(d)        From time to time at Lender’s request, Borrower will deliver to Lender any information known and documents available to Borrower relating to the environmental condition of the Property.

(e)        Lender may perform or engage an independent consultant to perform an assessment of the environmental condition of the Property and of Borrower’s compliance with this Section at any time that Lender has reasonable cause to believe that there is Environmental Activity at the Property, or after the occurrence of and during the continuation of an Event of Default. In connection with the assessment: (i) Lender or consultant may enter and inspect the Property and perform tests of the air, soil, ground water and building materials; (ii) Borrower will cooperate and use commercially reasonable efforts to cause tenants and other occupants of the Property to cooperate with Lender or consultant; (iii) Borrower will receive a copy of any final report prepared after the assessment, to be delivered to Borrower not more than ten (10) days after Borrower requests a copy and executes Lender’s standard confidentiality and waiver of liability letter; (iv) Borrower will accept custody of and arrange for lawful disposal of any Hazardous Materials required to be disposed of as a result of the tests; (v) Lender will not have liability to Borrower with respect to the results of the assessment; and (vi) Lender will not be responsible for any damage to the Property resulting from the tests described in this subsection and Borrower will look solely to the consultants to reimburse Borrower for any such damage. The consultant’s assessment and reports will be at Borrower’s expense (x) if the reports disclose any material adverse change in the environmental condition of the Property from that disclosed in the Environmental Report; (y) if Lender engaged the consultant when Lender had reasonable cause to believe Borrower was not in compliance with the terms of this Article and, after written notice from Lender, Borrower failed to provide promptly reasonable evidence that Borrower is in compliance; or (z) if Lender engaged the consultant after the occurrence of an Event of Default.

(f)        If Lender has reasonable cause to believe that there is Environmental Activity at the Property, Lender may elect in its sole discretion to release from the lien of the Security Instrument any portion of the Property affected by the Environmental Activity and Borrower will accept the release.

ARTICLE X

FINANCIAL REPORTING

Section 10.1      Financial Reporting.

(a)        Borrower will deliver to Lender within ninety (90) days after the close of each Fiscal Year, an annual financial statement (the “Annual Financial Statement”) for the Property for the prior Fiscal Year, which will include, upon the request of Lender and to the extent such information is currently available to prepare the same, annual comparative budgets for the then-current or succeeding Fiscal Year, lease rollover schedules for the subsequent two Fiscal Years, marketing (if applicable) and leasing plans for the Property. The Annual Financial Statement will be:

 (i)         certified by Borrower prior to any Event of Default and following any Event of Default audited by a CPA and accompanied by an opinion of the CPA that, in all material respects, the Annual Financial Statement fairly presents the financial position of the Property; and

 (ii)        separate and distinct from any consolidated statement or report for Borrower or any other entity or any other property.

(b)        Simultaneously with the delivery of the Annual Financial Statement to Lender, Borrower will deliver the following:

 (i)         The Annual Certification of Rent Roll executed by Borrower, or the manager of the Property, as agent of Borrower, in the form attached hereto in Exhibit D, without any material deviation or exception, unless otherwise approved by Lender.

 (ii)        A current rent roll of the Property (the “Rent Roll”), to be attached to the Annual Certification of Rent Roll.

(c)        Borrower will keep full and accurate Financial Books and Records for each Fiscal Year. Borrower will permit Lender or Lender’s accountants or auditors to inspect or audit the Financial Books and Records from time to time and without notice. Borrower will maintain the Financial Books and Records for each Fiscal Year for not less than 3 years after the date Borrower delivers to Lender the Annual Financial Statement and the other financial certificates, statements and information to be delivered to Lender for the Fiscal Year. Financial Books and Records will be maintained at Borrower’s address set forth in the section entitled “Notices” or at any other location provided Borrower gives Lender prompt written notice of such relocation.

Section 10.2      Interim Financial Information and Rent Roll.

(a)        Upon request by Lender, Borrower will deliver to Lender within forty-five (45) days after the end of each quarter (i) income and expense statements for the Property for the immediately preceding fiscal quarter, as well as for the year-to-date and (ii) a current Rent Roll for the Property, it being understood and agreed that, if so requested by Lender, each item required to be delivered pursuant to this clause (a) shall be accompanied by a certification from Borrower confirming that the information so delivered is true, correct and complete in all material respects; and

(b)        Borrower will promptly deliver to Lender any other unaudited information with respect to the operation and management of Borrower and Property as Lender may reasonably request from time to time.

Section 10.3      Annual Budget.  Within forty-five (45) days of the end of each Fiscal Year, Borrower will deliver to Lender a detailed budget (the “Budget”) for the Property for the new Fiscal Year

showing anticipated Rents and Operating Expenses, including projected capital and tenant improvement costs, and any other information Lender reasonably requests and, if available, a comparative budget for the prior Fiscal Year and the new Fiscal Year. Borrower waives any defense or right of offset to the Obligations, and any claim or counterclaim against Lender, arising out of any discussions between Borrower and Lender regarding any Budget or revised Budget delivered to Lender, including any defense, right of offset, claim or counterclaim alleging in substance, that by virtue of such delivery, discussions or resolution, Lender has interfered with, influenced or controlled Borrower or the operations at the Property.

Section 10.4      Material Non-Public Information. Prior to delivering any information that may constitute material non-public information with respect to a company whose shares are publicly traded, Borrower shall endeavor to notify Lender in advance of any such proposed delivery, it being understood and agreed, however, that (i) all financial information and leases delivered to Lender in accordance with the terms of this Loan Agreement may contain Material Non-Public Information and (ii) any breach of this provision by Borrower shall not constitute a default or Event of Default hereunder. All information received by Lender regarding the Property or the financial status of Borrower or Guarantor will be deemed confidential information and will not be disclosed by Lender other than to (i) its directors, officers, employees, professional advisors, (ii) Affiliates and such Affiliates’ directors, officers, employees, and professional advisors, (iii) any governmental representative, authority or regulatory authority or as required in any legal or regulatory proceeding, or (iv) potential purchasers or investors in connection with the sale, transfer, syndication or participation of the Loan and their directors, officers, employees, professional advisors, provided that in such circumstance Lender will use commercially reasonable efforts to require such information be held confidential by such potential purchasers or investors and their directors, officers, employees, professional advisors.

ARTICLE XI

EXPENSES AND DUTY TO DEFEND

Section 11.1      Payment of Expenses.

(a)        Borrower is obligated to pay all reasonable out-of-pocket fees and expenses (the “Expenses”) that are (i) actually incurred by Lender or Trustee in respect of the Loan, any Loan Document, the Property or Borrower; (ii) charged by Lender in consideration of processing any request by or on behalf of Borrower for an action or consent of Lender under the Loan Documents, which charges will be determined by Lender in its reasonable discretion and will be similar to charges imposed on similar borrowers under similar circumstances; or (iii) are otherwise payable pursuant to the terms hereof or of the other Loan Documents in connection with the Loan, the Property or Borrower, including attorneys’ fees and expenses and any fees and expenses relating to (A) the preparation, execution, acknowledgment, delivery and recording or filing of the Loan Documents; (B) any Proceeding or other claim asserted against Lender or any Proceeding described in the Section entitled “Lender’s Right to Appear”; (C) any inspection, assessment, survey and test permitted under the Loan Documents; (D) any Destruction Event; (E) the preservation of Trustee’s title, Lender’s security and the exercise of any rights or remedies available at Law, in equity or otherwise; (F) administration of the Loan; (G) the Leases and the Property Documents; and (H) any Proceeding in or for bankruptcy, insolvency, reorganization or other debtor relief or similar Proceeding relating to Borrower, the Property or any person liable under any guarantee, indemnity or other credit enhancement delivered in connection with the Loan.

(b)        Borrower will pay the Expenses promptly on demand, together with any applicable interest, premiums or penalties as may be expressly provided herein. If Lender pays any of the Expenses, Borrower will reimburse Lender the amount paid by Lender promptly upon demand, together with interest on such amount at the then applicable interest rate under the Note from the date Lender paid the Expenses through and including the date Borrower reimburses Lender. The Expenses, together with any applicable interest, premiums or penalties as may be expressly provided herein, constitute a portion of the Debt secured by the Security Instrument.

Section 11.2      Duty to Defend.  If Lender or any of its trustees, officers, participants, employees or affiliates is a party in any Proceeding relating to the Property, Borrower or the Loan (unless resulting from the bad faith, gross negligence or willful misconduct of Lender or any of its trustees, officers, participants, employees or affiliates), Borrower will indemnify and hold harmless the party and will defend the party with attorneys and other professionals retained by Borrower and reasonably approved by Lender. Lender may elect to engage its own attorneys and other professionals, at Borrower’s expense, to defend or to assist in the defense of the party. In all events, case strategy will be determined by Lender if Lender so elects and no Proceeding will be settled without Lender’s prior approval, which will not be unreasonably withheld.

ARTICLE XII

TRANSFERS, LIENS AND ENCUMBRANCES

Section 12.1      Prohibitions on Transfers, Liens and Encumbrances.

(a)        Borrower acknowledges that in making the Loan, Lender is relying to a material extent on the business expertise and net worth of Borrower and Borrower’s general partners, members or principals and on the continuing interest that each of them has, directly or indirectly, in the Property. Accordingly, except as specifically set forth in this Loan Agreement, Borrower (i) will not, and will not permit its partners or members to, effect a Transfer without Lender’s prior approval, which may be withheld in Lender’s sole discretion and (ii) will keep the Property free from all liens and encumbrances other than the lien of the Security Instrument and the Permitted Exceptions. A “Transfer” is defined as any sale, grant, lease (other than bona fide third-party space leases with tenants), conveyance, assignment or other transfer of, or any encumbrance or pledge against, the Property, any interest in the Property, any interest of Borrower’s partners or members in the Property, or any change in a Restricted Party’s composition, in each instance whether voluntary or involuntary, direct or indirect, by operation of law or otherwise (including mergers affecting any constituent entity) and including the grant of an option or the execution of an agreement relating to any of the foregoing matters.

(b)        Borrower represents, warrants and covenants that:

(i)         Each entity comprising Borrower is a Delaware limited partnership or Delaware limited liability company, and whose partners or members, as applicable, and their respective percentages of the interests in Borrower are as shown on the organizational chart attached hereto as Exhibit E;

(ii)        the sole holder of all of the economic and voting interests in Borrower is IPT Real Estate Holdco LLC, a Delaware limited liability company;

(iii)       the sole member of IPT Real Estate Holdco LLC is Industrial Property Operating Partnership LP, a Delaware limited partnership (“IPOP”); and

(iv)       the sole general partner of Industrial Property Operating Partnership LP is Industrial Property Trust Inc., a Maryland corporation (“IPT”).

Section 12.2      Permitted Transfers.

(a)        Notwithstanding the prohibitions regarding Transfers, a Permitted Transfer may occur without Lender’s prior consent, provided that the following conditions are met:

 (i)         at least forty-five (45) days prior to the proposed Permitted Transfer, Borrower delivers to Lender a notice that is sufficiently detailed to enable Lender to determine that the proposed Permitted Transfer complies with the terms of this Section;

 (ii)        there is no Event of Default under the Loan Documents either when Lender receives the notice or when the proposed Permitted Transfer occurs and all payment obligations of Borrower to Lender have been paid through the date of the Permitted Transfer;

 (iii)       the proposed Permitted Transfer will not result in a violation of any of the covenants or representations contained in the Sections entitled “ERISA Compliance”, “Anti-Terrorism” or “Special Purpose Entity Representations, Warranties and Covenants” and Borrower will deliver to Lender such documentation of compliance as Lender reasonably requests;

 (iv)       when Lender receives the notice and when the proposed Permitted Transfer occurs, the transferee has never been an adverse party to Lender in any litigation to which Lender was a party; the transferee has never had a monetary default under any investment with Lender; and the transferee has never threatened litigation against Lender (for purposes of this subsection, “transferee” includes the transferee’s constituent entities at all levels and “Lender” includes Lender’s subsidiaries);

 (v)        Borrower pays all of Lender’s reasonable out-of-pocket costs and expenses relating to the Transfer, including Lender’s attorneys’ fees;

 (vi)       Lender is satisfied that the Property will continue to be managed by a property manager satisfactory to Lender or will be self-managed by Borrower or an Affiliate of Borrower in accordance with Section 4.2; and

 (vii)      On the date of the proposed Permitted Transfer, if so requested by Lender, a Uniform Commercial Code search report is delivered to Lender relating to (A) the transferee, (B) any predecessor entity that transferee merged with or into, and (C) any entity where transferee acquired substantially all of its assets, in each case satisfactory to Lender and indicating that Lender’s security interest in such portion of the Property as is perfected by filing a financing statement is prior to all other security interests reflected in the report.

(b)        The following Transfers (the “Permitted Transfers”) may occur without Lender’s prior consent:

 (i)         a one-time sale (a “One-Time Sale”) of the Property to an unaffiliated bona fide purchaser, provided that the following conditions are met:

(A)	all of the conditions set forth in the Section 12.2(a) above have been or will be concurrently satisfied;

(B)	the transferee has a net worth of at least $500,000,000.00;

(C)	the transferee is an Institutional Investor or a developer or manager of first-class commercial real estate comparable to the Property with a high-quality reputation and substantial experience;

(D)	the transferee has expressly assumed the obligations of Borrower under the Property Documents and under the Loan Documents;

(E)	subsequent to the One-Time Sale, the Property is managed by a property manager satisfactory to Lender;

(F)

Lender, in its sole discretion, may require evidence satisfactory to it that immediately prior to the One-Time Sale and at least twelve (12) months subsequent to the One-Time Sale, the Property support an aggregate loan to value ratio no greater than seventy percent (70%), with the value of the Property to be determined by the purchase price to be paid therefore pursuant to an executed purchase and sale agreement with a bona fide third party purchaser, and a Debt Service Coverage of not less than 1.40x; provided however, Borrower may, in its sole discretion, prepay a portion of the Principal as part of the One-Time-Sale in order to satisfy the foregoing underwriting conditions, provided that such prepayment complies with the requirements of Section 2 of this Loan Agreement;

(G)

Borrower pays to Lender a transfer fee of not less than one-half of one percent (0.5%) of the outstanding Principal (after prepayment, if any, under clause (F) above) and a reasonable processing fee relating to the transfer; and

(H)

Lender approves in its sole discretion a substitute guarantor and substitute indemnitor in connection with the Guaranty and Environmental Indemnity, and Borrower delivers to Lender substitute guaranty and indemnity instruments reasonably satisfactory to Lender.

 (ii)       a Transfer by any of the holders of the direct or indirect interests in any of the Restricted Parties (each an “Interest Holder”), provided the following conditions are met:

(A)

the condition set forth in the Section 12.2(a)(iii) is satisfied and, in connection with the Transfer of any direct (but not indirect) interest in any of the Restricted Parties, the condition set forth in the Section 12.2(a)(ii) is satisfied (but not any other conditions set forth in Section 12.2(a)); and

(B)

after taking into account any prior Transfers pursuant to this Section 12.2(b)(ii), whether to the proposed transferee or otherwise, no such Transfer (or series of Transfers) shall result in a change of Control of any of the Restricted Parties.

 (iii)      any Transfer or issuance, from time to time, of any securities or other interests in IPT, or any operating partnership units in IPOP or any subsidiary thereof owning an interest in but not constituting a Restricted Party, provided the following conditions are met:

(A)	the condition set forth in the Section 12.2(a)(iii) is satisfied (but not any other conditions set forth in Section 12.2(a));

(B)	IPT remains the sole general partner of IPOP; and

(C)

if, after such Transfer or issuance, any person or coordinated group (other than any person or entity acting merely as a trustee, fiduciary or similar agency capacity for one or more employee benefit plans) entitled to vote for members of the board of directors of IPT on a fully-diluted basis becomes the beneficial owner, directly or indirectly, of more than twenty percent (20%) of the common stock of IPT or the operating units of IPOP (other than IPT owning such units), and the applicable entity is not then listed on any National Securities Exchange, then Borrower shall provide Lender with written notice within fifteen (15) days after Borrower itself receives notice of such change in ownership.

 (iv)      any Transfer by operation of law resulting from merger, consolidation, or non-bankruptcy reorganization of IPT or IPOP, or the listing of the securities in IPT or IPOP on a National Securities Exchange, or the conversion of IPT or IPOP (or any subsidiary thereof) into an “open end fund”, provided the following conditions are met:

(A)	the condition set forth in the Section 12.2(a)(iii) is satisfied (but not any other conditions set forth in Section 12.2(a));

(B)

IPOP continues to (1) maintain Control, directly or indirectly of the Restricted Parties, (2) be the “Guarantor” and “Indemnitor” under the terms of the Guaranty and Environmental Indemnity, respectively, and (3) maintains a Net Worth of not less than $500,000,000 or if any of the foregoing requirements in clauses (1), (2) or (3) are not satisfied, then (W) Lender shall be given at least thirty (30) days prior written notice of such event, (X) one or more substitute guarantors reasonably acceptable to Lender having an aggregate Net Worth of not less than $500,000,000 shall have assumed all of the liabilities and obligation of IPOP under the existing Loan Documents or executed and delivered to Lender such replacements for the Guaranty and Environmental Indemnity as required by Lender, (Y) such replacement guarantor(s) deliver to Lender a standard formation, execution and enforceability opinion with respect to the assumption of IPOP’s liabilities under the Loan Documents or the replacement Guaranty and Environmental Indemnity in form and substance reasonably acceptable to Lender, and (Z) the Borrower shall have paid to Lender all of Lender’s reasonable out-of-pocket costs and expenses (including reasonable attorney’s fees).

 (v)        provided the condition set forth in the Section 12.2(a)(iii) is satisfied (but not any other conditions set forth in Section 12.2(a)), any Transfer of shares or other securities of IPT, IPOP, or any of their affiliates if such shares or securities are listed on a National Securities Exchange.

 (vi)       provided the condition set forth in the Section 12.2(a)(iii) is satisfied (but not any other conditions set forth in Section 12.2(a)), any Transfer by an Interest Holder to an entity that is owned by, either directly or indirectly, and under the Control of, the transferring Interest Holder, IPT or IPOP.

 (vii)      For the purposes of Sections 12.2(b)(ii) and 12.2(b)(iv) above, “Control” shall mean, with respect to any entity, either (i) ownership, directly or indirectly, of forty-nine percent (49%) or more of all equity interests therein, and/or (ii) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity, through the ownership of voting securities, by contract or otherwise.

Section 12.3      Right to Contest Liens. Borrower, at its own expense, may contest the amount, validity or application, in whole or in part, of any mechanic’s, materialmen’s or environmental liens in which event such liens will not constitute an Event of Default hereunder and Lender will refrain from exercising any of the Remedies, provided that the following conditions are met:

 (i)         Borrower delivers to Lender notice of the proposed contest not more than 30 days after the lien is filed;

 (ii)        the contest is by a Proceeding promptly initiated and conducted in good faith and with due diligence;

 (iii)       no Event of Default then exists;

 (iv)       the Proceeding suspends enforcement or collection of the lien, imposition of criminal or civil penalties and sale or forfeiture of the Property and Lender will not be subject to any civil suit as a result of such lien;

 (v)        the Proceeding is permitted under and is conducted in accordance with the Leases and the Property Documents;

 (vi)        Borrower sets aside reserves or furnishes a bond or other security reasonably satisfactory to Lender, in either case in an amount sufficient to pay the claim giving rise to the lien, together with all interest and penalties, or Borrower pays the contested lien under protest; and

 (vii)       with respect to an environmental lien, Borrower is using commercially reasonable efforts to mitigate or prevent any deterioration of the Property resulting from the alleged violation of any Environmental Laws or the alleged Environmental Activity.

Section 12.4      Release Rights.

(a)        During the Term of the Loan, if Borrower proposes to sell a parcel (the “Release Parcel”) which is part of the Property to a bona fide third party purchaser, or if the Event of Default has occurred with respect to any Property, and Borrower proposes to repay the amount of the Loan necessary to affect the release of such property in order to cure the Event of Default (a “Release to Cure”) then as limited below, Borrower will be permitted to obtain a release (a “Release”) of the Release Parcel subject to the following conditions and limitations for each Release:

 (i)         the Release is solely for the purpose of a transfer of the Release Parcel to an unaffiliated bona fide purchaser or in connection with a Release to Cure;

 (ii)        not less than thirty (30) days prior to the date of the Release, Borrower delivers to Lender (A) a notice (which notice may be subsequently revoked) setting forth (1) the anticipated date of the Release (provided the date of the actual Release may be revised to coincide with the sale of the Property), (2) the name of the proposed transferee (if known at such time); and (3) any other information reasonably necessary for Lender to analyze the terms of the Release, and (B) a non-refundable fee of $25,000 for each Release;

 (iii)       there is no Event of Default under the Loan Documents on either the notice date or the date of the Release other than one which will be cured or eliminated by a Release to Cure;

 (iv)       Borrower pays all of Lender’s reasonable third party fees and expenses relating to the Release, including title costs and outside counsel fees, if applicable;

 (v)        Borrower delivers to Lender copies of the executed documents evidencing the transfer of the Release Parcel as provided in subsection (i) above (which may be through the closing escrow);

 (vi)       the aggregate loan to value ratio for the remaining Property (excluding the Release Parcel) as determined by Lender in its reasonable discretion (provided, if Borrower, in good faith, disputes Lender’s determination, Borrower and Lender shall agree to abide by the value determined by a third party appraiser appointed by Lender and paid for by Borrower) shall not exceed the lesser of (A) seventy percent (70%), or (B) the aggregate loan to value ratio of the Property, including the Release Parcel, immediately prior to the Release; provided however, Borrower may, in its sole discretion, prepay a portion of the Principal as part of the Release in order to satisfy the foregoing loan to value requirement, provided that such prepayment complies with the requirements of Section 2 of this Loan Agreement;

 (vii)       the Debt Service Coverage for the twelve (12) month period following the Release based on the aggregate in place Net Operating Income for the Property, exclusive of the Release Parcel (and based on the reduced loan amount following such release), will be greater than 1.40x; provided however, Borrower may, in its sole discretion, prepay a portion of the Principal as part of the Release in order to satisfy the foregoing Debt Service Coverage requirement, provided that such prepayment complies with the requirements of Section 2 of this Loan Agreement;

 (viii)      Lender receives (A) one hundred five percent (105%) of the outstanding principal amount allocated to the Release Parcel as set forth on Exhibit F hereto (the “Release Amount”) to be applied to the outstanding principal balance of the Loan; (B) accrued interest on the Release Amount and all other sums due on the Loan allocated to the Release Parcel; and (C) the Prepayment Premium (for purposes of determining such Prepayment Premium (1) the “Prepayment Date Principal” (as defined in the Note) shall equal the principal amount being prepaid and (2) the “Note Payment” (as defined in the Note) shall mean each of (I) the scheduled Debt Service Payments (determined as if the principal balance of the Loan was equal to the Release Amount) for the period from the date of the Release through the date which is one hundred twenty (120) days prior to Maturity Date and (II) the Release Amount); in connection with such payment, Lender will reset the monthly installments of principal and interest based upon the remaining term of the original amortization schedule;

 (ix)        Borrower satisfies such conditions as Lender may reasonably require to the Release including providing any consents or approvals which may be necessary pursuant to laws or documents affecting the Release Parcel and that the Property which remains encumbered by the Security Instrument complies in all material respects with applicable Law and has direct access to streets and utilities and Borrower delivers to Lender any other information, approvals and documents reasonably required by Lender relating to the Release;

 (x)         Borrower and, if applicable, any Indemnitor and Guarantor, shall execute amendments to the Loan Documents to the extent necessary (as determined by and reasonably acceptable to Lender)and shall deliver to Lender such other documents, instruments, opinions and certificates as Lender shall deem necessary, in its reasonable discretion; and

 (xi)        the Release shall not materially negatively impact the Property with regard to overall credit risk, tenant quality, geographic risk, lease expiration and similar matters (taken as a whole), in each case as determined by Lender in its sole discretion; provided that Lender shall have no obligation to Release a Release Parcel if (A) leases of more than twenty percent (20%) of the aggregate net rentable square footage of the Property, but exclusive of the Release Parcel, would expire within twelve (12) months following the date of Release or within twelve (12) months before or after the Maturity Date of the Loan or (B) leases of more than twenty percent (20%) of the aggregate net rentable square footage of the Property, but exclusive of the Release Parcel, would expire during any twelve (12) month period during the remainder of the Term.

(b)        In connection with any Release, the following limitations will apply:

 (i)          no Release will be allowed during the first twenty-four (24) months of the Term;

 (ii)         the aggregate number of Releases allowed during the Term may not exceed two (2); provided however, that if any two or more parcels comprising the Property are released simultaneously or in connection with a coordinated transaction, such transaction shall only count as one Release;

 (iii)        no Release will be permitted which would cause the aggregate of the Release Amounts to exceed $50,000,000.00; and

 (iv)        in any six (6) month period, there shall be no more than one (1) Release; provided however, that if any two or more parcels comprising the Property are released simultaneously or in connection with a coordinated transaction, such transaction shall only count as one Release.

Section 12.5      Substitution.

(a)        During the Term of the Loan, if Borrower proposes to sell a parcel (the “Substituted Parcel”) which is part of the Property to a bona fide third party purchaser, or if the Event of Default has occurred with respect to any Property, and Borrower proposes to replace such property in order to cure the Event of Default (a “Substitution to Cure”), then as limited below, Borrower will be permitted to substitute (a “Substitution”) a parcel (the “Substitution New Parcel”) and obtain a release from Lender’s lien for the Substituted Parcel subject to the satisfaction of the following conditions and limitations, satisfaction to be determined by Lender in its reasonable discretion except as otherwise expressly stated:

 (i)          Lender receives not less than forty-five (45) days prior written notice of the Substitution, such notice to include (A) a full package of information concerning the Substitution New Parcel and (B) the payment of a non-refundable fee of $40,000 for each Substitution;

 (ii)         Borrower pays, within ten (10) days of notice by Lender, a deposit for the costs of any appraisal, engineering or environmental reports required in connection with the Substitution in an amount reasonably determined by Lender;

 (iii)       there is no Event of Default under the Loan Documents on either the notice date or the date of the Substitution other than one which will be cured or eliminated by a Substitution to Cure;

 (iv)        Borrower pays all of Lender’s reasonable third party fees and expenses relating to the Substitution, including third party reports, title costs and outside counsel fees, if applicable;

 (v)         prior to release of the Substituted Parcel, Lender receives evidence satisfactory to Lender that the Substituted Parcel is being sold to a bona fide third party purchaser or to an affiliate or subsidiary in connection with a Substitution to Cure;

 (vi)        the quality of the Substitution New Parcel is comparable to or better than the Substituted Parcel as reasonably determined by Lender;

 (vii)       the appraised value of the Substitution New Parcel is greater than the greatest of the following values: (A) the actual appraised value of the Substituted Parcel as set forth on Exhibit F hereto; (B) the appraised value of the Substituted Parcel at the time of the Substitution (the appraised values described in (A) and (B) to be determined by appraisals satisfactory to Lender, paid for by Borrower and prepared by an appraiser appointed by Lender); and (C) the purchase price of the Substituted Parcel pursuant to an executed purchase and sale agreement with a bona fide third party purchaser;

 (viii)      the Debt Service Coverage for the twelve (12) month period following the Substitution based on the aggregate projected Net Operating Income for the Property, exclusive of the Substituted Parcel but inclusive of the Substitution New Parcel, will be greater than the greater of (A) 1.40x or (B) the Debt Service Coverage based on the aggregate Net Operating Income for the Property, inclusive of the Substituted Parcel, for the twelve (12) month period prior to the Substitution; provided however, Borrower may, in its sole discretion, prepay a portion of the Principal as part of the Substitution in order to satisfy the foregoing Debt Service Coverage requirement, provided that such prepayment complies with the requirements of Section 2 of this Loan Agreement;

 (ix)        the Substitution New Parcel (A) conforms in all respects to Lender’s underwriting standards and criteria as well as such other environmental, engineering, legal or title requirements, as Lender may determine in its sole discretion, and (B) will not negatively impact the Loan with regard to overall credit risk, geographic risk, tenant quality, lease expiration and similar matters (taken as a whole), as determined by Lender in its sole discretion; provided that Lender shall have no obligation to allow a Substitution if (1) leases of more than twenty-five percent (25%) of the aggregate net rentable square footage of the Property, exclusive of the Substituted Parcel but inclusive of the Substitution New Parcel, would expire within twelve (12) months following the date of Substitution or within twelve (12) months before or after the Maturity Date of the Loan or (2) leases of more than twenty-five percent (25%) of the aggregate net rentable square footage of the Property, exclusive of the Substituted Parcel but inclusive of the Substitution New Parcel, would expire during any twelve (12) month period during the remainder of the Term;

 (x)         Borrower, and if applicable, Indemnitor and Guarantor, execute and deliver appropriate amendments to the Loan Documents reasonably satisfactory to Lender making the Substitution New Parcel part of the security for the Loan, Indemnitor executes an Environmental Indemnity with respect to the Substitution New Parcel and Lender receives such title assurances and endorsements to its existing policies confirming the priority of its lien on the Substitution New Parcel and extending the coverage of all insurance (including endorsements) offered under the existing policies to the Substitution New Parcel, consenting to the release of the Substituted Parcel, and otherwise confirming no adverse changes in title coverage or the amount thereof all consistent with those executed or delivered in connection with the initial closing of the Loan;

 (xi)        Borrower and the Substitution New Parcel satisfy in a timely fashion each of the closing conditions required at the time of the making of the Loan that would have been applicable if the Substitution New Parcel had been included in the original Property;

 (xii)       Borrower satisfies such conditions as Lender may reasonably require to the Substitution including providing any consents or approvals which may be necessary pursuant to Laws or documents affecting the Substituted Parcel and that the Property which remains encumbered by the Security Instrument complies in all materially respects with applicable Law and has direct access to streets and utilities; and

 (xiii)      Lender receives evidence satisfactory to Lender that the owner of the Substitution New Parcel is in compliance with the Single Purpose Entity requirements herein and that the Substituted Parcel has been transferred to a third party which is not an Affiliate of Borrower except in connection with a Substitution to Cure.

(b)        In connection with any Substitution, the following limitations will apply

(i)          no Substitution will be allowed during the first twenty-four (24) months of the Term;

(ii)         no more than two (2) Substitutions will be allowed during the Term; provided however, that if any two parcels comprising the Property are substituted simultaneously or in connection with a coordinated transaction, such substitution shall only count as one (1) Substitution;

(iii)        after giving effect to the proposed Substitution, the aggregate amount of the appraised value of the Substitution New Parcel and the appraised values of Substitution New Parcels in any prior Substitutions (measured as of the date of such Substitutions) shall not exceed seventy percent (70%) of the original Principal; and

(iv)        in any six (6) month period, there shall be no more than one (1) Substitution; provided however, that if any two parcels comprising the Property are substituted simultaneously or in connection with a coordinated transaction, such substitution shall only count as one (1) Substitution.

(c)        In the event that Borrower has not satisfied all of the terms and conditions for the Substitution prior to the scheduled release of the Substituted Parcel (the “Substitution Release”), Lender will nonetheless permit the Substitution Release and will extend the date for the closing of the Substitution (“Substitution Closing”) for a reasonable period, which shall be determined in Lender’s sole discretion but in any event shall not exceed six (6) months (unless such date is extended by Lender in its sole discretion) from the Substitution Release, subject to satisfaction of the following terms and conditions:

(i)          all of the terms, conditions and limitations above shall be satisfied prior to the Substitution Release, including without limitation the payment of all fees and approval of third party reports that are satisfactory to Lender in its sole discretion, except for the final documentation required under Sections 12.5(a)(x), (xi), (xii) and (xiii) above;

(ii)         all of the terms, conditions and limitations above relating to the Substitution New Parcel will continue in full force and effect and will be satisfied as of the Substitution Closing;

(iii)        prior to the Substitution Release, Borrower will deliver to Lender either cash collateral or a letter of credit (but not both), in either case in an amount equal to the sum of (i) the amount that is the higher of (A) either the appraised value or the purchase price of the Substituted Parcel, to be selected by Lender in its sole discretion, or (B) one hundred five percent (105%) of the outstanding principal amount allocated to the Substituted Parcel as set forth on Exhibit F hereto, plus (ii) an amount equal to the accrued interest and the portion of the Prepayment Premium that is allocated to the Substituted Parcel. If the collateral is cash, it will be held by a depositary satisfactory to Lender in its sole discretion in an interest bearing account pursuant to a pledge agreement satisfactory to Lender. The letter of credit will be in form satisfactory to Lender, will satisfy the applicable requirements for the Letter of

Credit required in connection with the making of the Loan, and will be held, released or drawn down, as the case may be, in accordance with a letter of credit agreement satisfactory to Lender. If an Event of Default then exists under the Loan or if the Substitution Closing does not take place in accordance with the terms hereof, Lender will have the right to receive the cash collateral or draw down the letter of credit and apply the proceeds to any portion of the outstanding Loan in its sole discretion;

 (iv)        after the Substitution Release and prior to the Substitution Closing, the Debt Service Coverage will not be less than 1.40x; provided however, Borrower may, in its sole discretion, prepay a portion of the Principal as part of the Substitution in order to satisfy the foregoing Debt Service Coverage requirement, provided that such prepayment complies with the requirements of Section 2 of this Loan Agreement; and

 (v)         Borrower pays Lender an additional fee of $40,000.

ARTICLE XIII

ADDITIONAL REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 13.1       Further Assurances.

(a)         Borrower will execute, acknowledge and deliver to Lender, or any other entity Lender designates, any additional or replacement documents and perform any additional actions that Lender determines are reasonably necessary to evidence, perfect or protect Lender’s first lien on and prior security interest in the Property or to carry out the intent or facilitate the performance of the provisions of the Loan Documents.

(b)         Borrower appoints Lender as Borrower’s attorney-in-fact to perform, at Lender’s election, any actions reasonably necessary to effectuate the actions described in this Section, in each instance only at Lender’s election and only to the extent Borrower has failed to comply with the terms of this Section. The foregoing appointment is a power coupled with an interest and irrevocable.

Section 13.2       Estoppel Certificates.

(a)         Within ten (10) days of Lender’s request, Borrower will deliver to Lender, or to any entity Lender designates, a certificate certifying (i) the original principal amount of the Note; (ii) the unpaid principal amount of the Note; (iii) the Fixed Interest Rate; (iv) the amount of the then current Debt Service Payments; (v) the Maturity Date; (vi) the date a Debt Service Payment was last made; (vii) that, to Borrower’s actual knowledge, except as may be disclosed in the statement, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an Event of Default; and (viii) to Borrower’s actual knowledge, there are no offsets or defenses against any portion of the Obligations except as may be disclosed in the statement.

(b)         If Lender requests, Borrower will use commercially reasonable efforts to promptly deliver to Lender or to any entity Lender designates a certificate from each party to any material Property Document, certifying that the Property Document is in full force and effect, that, to such party’s actual knowledge, except as may be disclosed in such certificate, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Property Document, and that, to such party’s actual knowledge, there are no defenses or offsets against the performance of its obligations under the Property Document.

(c)         If Lender requests, Borrower will use commercially reasonable efforts to promptly deliver to Lender, or to any entity Lender designates, a certificate from each tenant under a Lease then affecting the Property, certifying to any facts regarding the Lease as Lender may reasonably require, including that the Lease is in full force and effect, that, to such tenant’s actual knowledge, except as may be disclosed in such certificate, there are no defaults or events which, with the passage of time or the giving of notice, would constitute an event of default under the Lease by any party, that the rent has not been paid more than one month in advance and that, to such tenant’s actual knowledge, the tenant claims no defense or offset against the performance of its obligations under the Lease.

Section 13.3      Special Purpose Entity Representations, Warranties and Covenants.    Borrower covenants and agrees as follows:

(a)        Borrower is formed solely for the purpose of owning and operating the Property and is not engaged and will not engage, either directly or indirectly, in any business other than the ownership, management and operation of the Property and business incidentally and directly related to such business;

(b)        Borrower does not have and will not acquire or use any assets other than the Property and personal property incidental to the business of owning and operating the Property and activities incidental thereto; without limiting the foregoing, the Property is reasonably intended to generate substantially all of Borrower’s gross income, it being the intent that the Property shall constitute “single asset real estate” for purposes of Section 362(d)(3) of the Bankruptcy Code;

(c)        Borrower will not, to the fullest extent permitted by Law, liquidate or dissolve (or suffer any liquidation or dissolution), or enter into any transaction of merger or consolidation, or acquire by purchase or otherwise all or substantially all the business or assets of, or any stock or other evidence of beneficial ownership of any entity;

(d)        Borrower will not, nor will any partner, limited or general, member or shareholder thereof, as applicable, violate the terms of its partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable;

(e)        Borrower will observe all limited liability company, limited partnership or general partnership formalities that relate to the Borrower’s separateness pursuant to its formation documents, operating agreement, bylaws or partnership agreement (as the case may be), or any other organizational filing or document governing the affairs of the Borrower;

(f)        except as otherwise expressly permitted or contemplated herein or in the other Loan Documents, Borrower has not and will not guarantee, pledge its assets for the benefit of, or otherwise become obligated for the obligations of any other person or hold out its credit or assets as being available to satisfy the obligations of any other person except for obligations for indemnification and other obligations of the Borrower pursuant to its operating agreement, bylaws, or partnership agreement, as applicable;

(g)        Borrower has not incurred and will not incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than (i) the Loan and (ii) unsecured trade debt incurred in the ordinary course of business not evidenced by a note and paid in the ordinary course of Borrower’s business in connection with owning, operating and maintaining the Property, provided that such indebtedness is paid within ninety (90) days of when incurred;

(h)        Borrower will be and will at all times hold itself out to the public as a legal entity separate and distinct from any other entity (including, without limitation, any affiliate, limited partner, general partner or member, as applicable, or any affiliate of any limited partner, general partner or member of Borrower, as applicable), will correct any known misunderstanding concerning its separate identity, and will not identify any other entity (including, without limitation, any affiliate, limited partner, general partner or member, or any affiliate of any limited partner, general partner or member of Borrower, as applicable) as a division or part of Borrower;

(i)         Subject to the management of the Property by the property manager using a single operating account or separate property level operating accounts for the Property and to the commingling of reserves and other funds held by Lender as required under the Loan Documents, Borrower will not commingle its funds or assets with those of any other person, and will maintain and account for its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify its individual assets from those of any other person;

(j)         Borrower will maintain its own separate, complete and accurate accounts, books, records and financial statements complying with GAAP, provided that the Borrower may file or may be part of a consolidated federal tax return to the extent required or permitted by applicable law so long as there is an appropriate notation indicating the separate existence of the Borrower and its assets and liabilities;

(k)        Borrower will maintain its minutes, resolutions and operating or partnership agreement as official records;

(l)         Borrower will pay its obligations and expenses from its own funds and assets (to the extent that it has funds to do so); provided however, that nothing herein shall require any member or other owner of Borrower to make any capital contributions to Borrower or contribute any funds to Borrower;

(m)       Borrower will not have any paid manager or director for the entity (other than the Independent Manager of IPT O’Hare DC LLC, IPT Windham IC LLC, IPT Bayport DC GP LLC, IPT CentrePort DC GP LLC, IPT Century DC GP LLC, IPT Livermore DC GP LLC, and IPT Rialto DC GP LLC) and to the extent Borrower has any employees, Borrower will pay the salaries of its own employees from its own funds and in the absence of such paid employees, Borrower will obtain all necessary services through third parties or independent contractors;

(n)        Borrower will conduct and operate business in its own name or in the name of the Property, will allocate fairly and reasonably any overhead for shared office space and use separate stationery, invoices and checks to the extent applicable;

(o)        Borrower will not enter into or be a party to any transaction with any limited partner, general partner, principal, affiliate or member of Borrower, as applicable, or any affiliate of any limited partner, general partner, principal or member of Borrower, except in the ordinary course of business and upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than an affiliate;

(p)         Borrower will not make loans or advance credit to any person (including affiliates) other than to tenants of the Property in the form of tenant allowances or tenant improvements;

(q)         Borrower will not take any action which, under the terms of any formation document or other applicable organizational documents, requires the unanimous consent of all directors, partners or members, as applicable, without such required vote;

(r)         To the fullest extent permitted by Law, Borrower will not engage in, seek or consent to any dissolution, winding up, liquidation, consolidation, merger, asset sale, bankruptcy or insolvency filing, or material amendment to or modification (including without limitation to any amendments or modifications of Borrower’s separateness covenants) of its partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, without the required written consent of Lender;

(s)         Borrower will continue to operate its business with the goal of maintaining capital which is adequate for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations to the extent funds are available from the Property provided however, that nothing herein shall require any member or other owner of Borrower to make any capital contributions to Borrower or contribute any funds to Borrower;

(t)         will have, or if such Borrower is a limited partnership the general partner of Borrower will have at least one (1) Independent Manager, organizational documents that provide (a) that, to the fullest extent permitted by Law, regardless of the solvency of the Borrower, the Independent Manager shall owe duties to protect creditors in the enforcement of their contractual rights, including, without limitation, all remedies, and (b) that Lender is an intended third-party beneficiary of such organizational documents; and

(u)         will not fail at any time to have at least one (1) Independent Manager of Borrower, or if such Borrower is a limited partnership the general partner of Borrower, that will vote on any Material Action (as hereinafter defined) of the Borrower, which matters shall include (a) any proposed insolvency or bankruptcy proceeding of Borrower, (b) to the fullest extent permitted by Law, any dissolution or liquidation of Borrower, and (c) any amendment or modification of any provision of Borrower’s organizational documents relating to company purpose or Borrower’s bankruptcy-remote status (each, a “Material Action”). Notwithstanding any provision of Borrower’s, or if such Borrower is a limited partnership the general partner’s of Borrower, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or other formation agreement or document, as applicable, or any provision of Law that otherwise so empowers Borrower, or if such Borrower is a limited partnership the general partner of Borrower, no officer or any other Person shall be authorized or empowered, nor shall they permit Borrower, or if such Borrower is a limited partnership the general partner of Borrower, without the prior unanimous written consent of the member and all Independent Managers, to take any Material Action, provided, however, that the member may not authorize the taking of any Material Action unless there are at least one (1) Independent Manager then serving in such capacity. No termination or change of the Independent Manager shall be made without giving Lender at least 20 days’ prior written notice, which notice shall include a copy of a resume for such proposed replacement Independent Manager that reflects that such individual meets the definition of Independent Manager contained herein; provided further, that Lender shall have the right to object to the appointment of said replacement Independent Manager and in the event of such objection, the proposed replacement Independent Manager shall not be admitted. Notwithstanding the foregoing, any current Independent Manager that receives notice of the termination of its duties as such Independent Manager shall provide a copy of said notice to Lender within 5 days of receipt thereof.

Borrower agrees to keep the Single Purpose Entity covenants set forth in this Section 13.3 and such covenants currently are and will continue to be defined within Borrower’s, and if such Borrower is a limited partnership the general partner’s of Borrower, partnership certificate, partnership agreement, articles of incorporation, by-laws, operating agreement, articles of organization, or any other organizational filing or document. If Borrower is a single member limited liability company, Borrower will be organized in the State of Delaware, will maintain at least two springing members and will deliver to Lender at Closing the customary Delaware “authority to file” and “single member limited liability company” legal opinions.

ARTICLE XIV

DEFAULTS AND REMEDIES

Section 14.1      Events of Default.

(a)        The term “Event of Default” means the occurrence of any of the following events:

 (i)          if Borrower fails to pay any amount due, as and when required, under any Loan Document and the failure continues for a period of 5 days, which 5-day period shall commence on the day after the payment is actually due;

 (ii)         if Borrower makes a general assignment for the benefit of creditors or generally is not paying, or is unable to pay, or admits in writing its inability to pay, its debts as they become due; or if Borrower or any other party commences any Proceeding (A) relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, in each instance with respect to Borrower; (B) seeking to have an order for relief entered with respect to Borrower; (C) seeking attachment, distraint or execution of a judgment with respect to Borrower; (D) seeking to adjudicate Borrower as bankrupt or insolvent; (E) seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to Borrower or Borrower’s debts; or (F) seeking appointment of a Receiver, trustee, custodian, conservator or other similar official for Borrower or for all or any substantial part of Borrower’s assets, provided that if the Proceeding is commenced by a party other than Borrower or any of Borrower’s general partners or members, Borrower will have 120 days to have the Proceeding dismissed or discharged before an Event of Default occurs;

 (iii)        if Borrower is in default beyond any applicable grace and cure period under any other mortgage, deed of trust, deed to secure debt or other security agreement encumbering the Property whether junior or senior to the lien of the Security Instrument;

 (iv)        if there is a default beyond any applicable grace and cure period under any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan;

 (v)         if an Event of Default occurs under any other Loan Document;

  (vi)        if a Transfer occurs except in accordance with the provisions of this Loan Agreement;

  (vii)       except in connection with temporary closures for maintenance, construction or remodeling, if Borrower abandons the Property or ceases to conduct its business at the Property;

  (viii)       if there is a default in the performance of any other provision of any Loan Document or if there is any inaccuracy or falsehood in any representation or warranty contained in any Loan Document or any indemnity or guaranty in favor of Lender delivered to Lender in connection with the Loan or in connection with any loan cross-collateralized with the Loan, which is not remedied within 30 days after Borrower receives notice thereof, provided that if the default, inaccuracy or falsehood is of a nature that it cannot be cured within the 30-day period and during that period Borrower commences to cure, and thereafter diligently continues to cure, the default, inaccuracy or falsehood, then the 30-day period will be extended for a reasonable period not to exceed 120 days after the notice to Borrower; or

  (ix)        if Borrower violates any covenant contained within Section 13.3 entitled “Special Purpose Entity Representations, Warranties and Covenants”.

Section 14.2        Acceleration.    If an Event of Default occurs, Lender may declare all or any portion of the Debt immediately due and payable (“Acceleration”) and exercise any of the other Remedies.

Section 14.3        Remedies.    If an Event of Default occurs, Lender or any person designated by Lender may (but shall not be obligated to) take any action (separately, concurrently, cumulatively, and at any time and in any order) permitted under any Laws, without notice, demand, presentment, or protest (all of which are hereby waived), to protect and enforce Lender’s rights under any Loan Document or Laws including the actions set forth in Section 7.2 of the Security Instrument.

ARTICLE XV

LIMITATION OF LIABILITY

Section 15.1        Limitation of Liability.

(a)         Notwithstanding any provision in the Loan Documents to the contrary, except as set forth in subsections (b) and (c), if Lender seeks to enforce the collection of the Debt, Lender will foreclose the Security Instrument instead of instituting suit on the Note. If a lesser sum is realized from a foreclosure of the Security Instrument and sale of the Property than the then outstanding Debt, Lender will not institute any Proceeding against Borrower or Borrower’s general partners, if any, or any Guarantor for or on account of the deficiency, except as set forth in subsections (b) and (c).

(b)         The limitation of liability in subsection (a) will not affect or impair (i) the lien of the Security Instrument or Lender’s other rights and Remedies under the Loan Documents, including Lender’s right as mortgagee or secured party to commence an action to foreclose any lien or security interest Lender has under the Loan Documents; (ii) the validity of the Loan Documents or the Obligations; (iii) Lender’s rights under any Loan Document that are not expressly non-recourse; or (iv) Lender’s right to present and collect on any letter of credit or other credit enhancement document held by Lender in connection with the Obligations.

(c)        The following are excluded and excepted from the limitation of liability in subsection (a) and Lender may recover personally against Borrower for the following:

 (i)          all losses suffered and liabilities and expenses incurred by Lender relating to any fraud, intentional misrepresentation or intentional omission by Borrower or any of Borrower’s partners, members, officers, directors, shareholders or principals acting at the specific direction or request or with the knowledge of Borrower or its affiliates in connection with (A) the performance of any of the conditions to Lender making the Loan; (B) any inducements to Lender to make the Loan; (C) the execution and delivery of the Loan Documents; (D) any certificates, representations or warranties given in connection with the Loan; or (E) Borrower’s performance of the Obligations;

 (ii)         all Rents derived from the Property during the continuance of an Event of Default under the Loan Documents (and prior to the appointment of a receiver or Lender otherwise taking control of the Property) which default results in a Proceeding by Lender to enforce the collection of the Debt and all moneys that, on the date such an Event of Default occurs, are on deposit in one or more accounts used by or on behalf of Borrower relating to the operation of the Property, except to the extent such rents and moneys are applied to payment of Debt Service Payments, Impositions, Insurance Premiums and any reasonable and customary expenses incurred by Borrower in the operation, maintenance and leasing of the Property or delivered to Lender (directly or pursuant to the Lock-Box Agreement);

 (iii)        the cost of remediation of any Environmental Activity affecting the Property and any other losses suffered and liabilities and expenses incurred by Lender relating to an Event of Default under the Article entitled “Environmental”;

 (iv)        all security deposits collected by Borrower or any of Borrower’s predecessors and not refunded to tenants in accordance with their respective Leases, applied in accordance with the Leases or Law or delivered to Lender, and all tenant letters of credit and advance rents collected by Borrower or any of Borrower’s predecessors and not applied in accordance with the Leases or delivered to Lender (directly or pursuant to the Lock-Box Agreement);

 (v)         any Termination Fee received by Borrower which is not paid to Lender (or an escrow agent selected by Lender) in accordance with the terms and conditions of this Loan Agreement;

 (vi)         the replacement cost of any Fixtures and Personal Property removed from the Property during the continuance of an Event of Default;

 (vii)        all actual losses suffered and liabilities and expenses incurred by Lender relating to any acts or omissions by Borrower that result in actual physical waste on the Property;

 (viii)      [Intentionally Deleted];

 (ix)        all mechanics’ or similar liens relating to work performed on or materials delivered to the Property prior to Lender exercising its Remedies, but only to the extent Lender had advanced funds to pay for the work or materials;

 (x)         all Proceeds that are not applied in accordance with this Loan Agreement or not paid to Lender as required under this Loan Agreement;

 (xi)        all actual losses suffered and liabilities and expenses incurred by Lender relating to forfeiture or threatened forfeiture (as a result of an action or omission by Borrower or any of Borrower’s members giving rise to such forfeiture) of the Property to the Government (excluding in connection with any condemnation or similar proceeding);

 (xii)       all actual losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under any of the provisions of this Loan Agreement relating to ERISA;

 (xiii)      all actual losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower, Indemnitor or Guarantor under any of the provisions of this Loan Agreement relating to Anti-Terrorism Laws or money laundering laws;

 (xiv)      all actual losses suffered and liabilities and expenses incurred by Lender relating to any default by Borrower under Section 17.2 of this Loan Agreement;

 (xv)       all losses suffered and liabilities and expenses incurred by Lender relating to the failure to maintain, or to pay the premiums for, any insurance required to be maintained under the Loan Documents to the extent funds are available from the Property to pay such amounts and such amounts have not been otherwise deposited with Lender into an escrow or reserve account established under the Loan Documents;

 (xvi)     all losses suffered and liabilities and expenses incurred by Lender relating to the failure to pay Taxes in accordance with the Loan Documents, but solely to the extent the Property generated sufficient net cash flow to pay such Taxes and net of any funds then being held by Lender pursuant to the terms of the Tax Pledge to pay such Taxes; and

 (xvii)    all losses incurred by Lender relating to any Borrower Party (A) intentionally hindering or obstructing (without a good faith legal basis for doing so) Lender’s lawful exercise of any of its rights or remedies under any of the Loan Documents upon an Event of Default, or (B) in any judicial or quasi-judicial case, action or proceeding directly or indirectly contests the validity or enforceability of the Loan Documents.

Notwithstanding the foregoing, the limitation of liability in Subsection (a) above SHALL BECOME NULL AND VOID and shall be of no further force and effect and Lender may recover personally against Borrower and its general partners, if any, in the event of (i) a voluntary bankruptcy or insolvency proceeding of Borrower if such proceeding is not dismissed in accordance with the terms of this Loan Agreement, (ii) an involuntary bankruptcy or insolvency proceeding of Borrower, in which Borrower, any of its principals, officers, general partners or members, or its related Guarantor colludes with creditors in such bankruptcy or insolvency proceeding if such proceeding is not dismissed in accordance with the terms of this Loan Agreement, (iii) a default by Borrower or any general partner, manager or managing member of Borrower of any of the covenants or requirements contained in this Loan Agreement entitled “Special Purpose Entity Representations, Warranties and Covenants” (provided that liability under this clause (iii) shall be limited to any losses or liabilities suffered by Lender as a result thereof unless such breach is a factor in the determination of substantive consolidation of Borrower in a bankruptcy action), or (iv) a Transfer that is not permitted under the Section entitled “Permitted Transfers” or any other applicable provision of the Loan Documents, including the prohibition on any Transfer that results in a violation of ERISA or any anti-terrorism or money laundering laws, provided that liability under this clause (iv) shall be limited to all losses suffered and liabilities and expenses incurred by Lender (1) if the Transfer does not have a Material Adverse Effect (taken as a whole with respect to the Property), or (2) the Transfer would otherwise constitute a Permitted Transfer but-for Borrower’s failure to comply with Sections 12.2(a)(i), (ii), (iv), (v), (vi) or (vii) hereof (to the extent such Sections apply to the Permitted Transfer) and Borrower subsequently satisfies such condition(s) within thirty (30) days after receipt of written notice from Lender.

(d)        Nothing under subparagraph (a) above will be deemed to be a waiver of any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the Bankruptcy Code or under any other Law relating to bankruptcy or insolvency to file a claim for the full amount of the Debt or to require that all collateral will continue to secure all of the Obligations in accordance with the Loan Documents.

ARTICLE XVI

WAIVERS

Section 16.1      WAIVER OF STATUTE OF LIMITATIONS.    BORROWER WAIVES THE RIGHT TO CLAIM ANY STATUTE OF LIMITATIONS AS A DEFENSE TO BORROWER’S PAYMENT AND PERFORMANCE OF THE OBLIGATIONS.

Section 16.2      WAIVER OF NOTICE.    BORROWER WAIVES THE RIGHT TO RECEIVE ANY NOTICE FROM LENDER WITH RESPECT TO THE LOAN DOCUMENTS EXCEPT FOR THOSE NOTICES THAT LENDER IS EXPRESSLY REQUIRED TO DELIVER PURSUANT TO THE LOAN DOCUMENTS.

Section 16.3      WAIVER OF MARSHALLING AND OTHER MATTERS.    BORROWER WAIVES THE BENEFIT OF ANY RIGHTS OF MARSHALLING OR ANY OTHER RIGHT TO DIRECT THE ORDER IN WHICH ANY OF THE PROPERTY WILL BE (i) SOLD; OR (ii) MADE AVAILABLE TO ANY ENTITY IF THE PROPERTY IS SOLD BY POWER OF SALE OR PURSUANT TO A JUDGMENT OF FORECLOSURE AND SALE. BORROWER ALSO WAIVES THE BENEFIT OF ANY LAWS RELATING TO APPRAISEMENT, VALUATION, STAY, EXTENSION, REINSTATEMENT, MORATORIUM, HOMESTEAD AND EXEMPTION RIGHTS OR A SALE IN INVERSE ORDER OF ALIENATION.

Section 16.4      WAIVER OF TRIAL BY JURY.   TO THE EXTENT PERMITTED BY LAW, BORROWER AND LENDER WAIVE TRIAL BY JURY IN ANY PROCEEDING BROUGHT BY OR AGAINST, OR COUNTERCLAIM OR CROSS-COMPLAINT ASSERTED BY OR AGAINST, BORROWER OR LENDER RELATING TO THE LOAN, THE PROPERTY DOCUMENTS OR THE LEASES.

Section 16.5    WAIVER OF COUNTERCLAIM.      TO THE EXTENT PERMITTED BY LAW,BORROWER WAIVES THE RIGHT TO ASSERT A COUNTERCLAIM OR CROSS-COMPLAINT, OTHER THAN COMPULSORY OR MANDATORY COUNTERCLAIMS OR CROSS-COMPLAINTS, IN ANY PROCEEDING LENDER BRINGS AGAINST BORROWER RELATING TO THE LOAN, INCLUDING ANY PROCEEDING TO ENFORCE REMEDIES.

Section 16.6.        WAIVER OF JUDICIAL NOTICE AND HEARING.    TO THE EXTENT PERMITTED BY LAW,BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE UNDER LAW TO NOTICE OR TO A JUDICIAL HEARING PRIOR TO THE EXERCISE OF ANY RIGHT OR REMEDY PROVIDED BY THE LOAN DOCUMENTS TO LENDER AND BORROWER WAIVES THE RIGHTS, IF ANY, TO SET ASIDE OR INVALIDATE ANY SALE DULY CONSUMMATED IN ACCORDANCE WITH THE PROVISIONS OF THE LOAN DOCUMENTS ON THE GROUND (IF SUCH BE THE CASE) THAT THE SALE WAS CONSUMMATED WITHOUT A PRIOR JUDICIAL HEARING.

Section 16.7  WAIVER OF SUBROGATION.     BORROWER WAIVES ALL RIGHTS OF SUBROGATION TO LENDER’S RIGHTS OR CLAIMS RELATED TO OR AFFECTING THE PROPERTY OR ANY OTHER SECURITY FOR THE LOAN UNTIL THE LOAN IS PAID IN FULL AND ALL FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS HAVE BEEN TERMINATED.

Section 16.8          GENERAL WAIVER.      BORROWER ACKNOWLEDGES THAT (A) BORROWER AND BORROWER’S PARTNERS, MEMBERS OR PRINCIPALS, AS THE CASE MAY BE, ARE KNOWLEDGEABLE BORROWERS OF COMMERCIAL FUNDS AND EXPERIENCED REAL ESTATE DEVELOPERS OR INVESTORS WHO UNDERSTAND FULLY THE EFFECT OF THE ABOVE PROVISIONS; (B) LENDER WOULD NOT MAKE THE LOAN WITHOUT THE PROVISIONS OF THIS ARTICLE; (C) THE LOAN IS A COMMERCIAL OR BUSINESS LOAN UNDER THE LAWS OF THE STATE OR COMMONWEALTH WHERE THE PROPERTY IS LOCATED, NEGOTIATED BY LENDER AND BORROWER AND THEIR RESPECTIVE ATTORNEYS AT ARMS LENGTH; AND (D) ALL WAIVERS BY BORROWER IN THIS ARTICLE HAVE BEEN MADE VOLUNTARILY, INTELLIGENTLY AND KNOWINGLY, AFTER BORROWER FIRST HAS BEEN INFORMED BY COUNSEL OF BORROWER’S OWN CHOOSING AS TO POSSIBLE ALTERNATIVE RIGHTS, AND HAVE BEEN MADE AS AN INTENTIONAL RELINQUISHMENT AND ABANDONMENT OF A KNOWN RIGHT AND PRIVILEGE. THE FOREGOING ACKNOWLEDGMENT IS MADE WITH THE INTENT THAT LENDER AND ANY SUBSEQUENT HOLDER OF THE NOTE OR OTHER LOAN DOCUMENTS WILL RELY ON THE ACKNOWLEDGMENT.

ARTICLE XVII

NOTICES

Section 17.1      Notices.      All acceptances, approvals, consents, demands, notices, requests, waivers and other communications (the “Notices”) required or permitted to be given under the Loan Documents must be in writing and (a) delivered personally by a process server providing a sworn declaration evidencing the date of service, the individual served, and the address where the service was made; (b) sent by certified mail, return receipt requested; or (c) delivered by nationally recognized overnight delivery service that provides evidence of the date of delivery (for next morning delivery if sent by overnight delivery service), in all cases with charges prepaid, addressed to the appropriate party at its address listed below:

If to Lender		Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Senior Director, Head of Loan Closing/ Asset
Management
Global Real Estate
TIAA Authorization #AAA-7668
Investment ID #0007186

with a copy to:		Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017
	Attention:	Associate General Counsel, Director
Asset Management Law
TIAA Authorization #AAA-7668
Investment ID #0007186

And		Commercial Loan Services
929 Gessner, Suite 1740
Houston, Texas 77024
Attention: Chief Legal Officer

If to Borrower:		c/o Industrial Property Trust Inc.
518 17th Street, 17th Floor
Denver, Colorado 80202-4130
Attention: Lainie P. Minnick

with a copy to:		Industrial Property Trust Inc.
518 17th Street, 17th Floor
Denver, Colorado 80202-4130
Attention: General Counsel

And		Bryan Cave HRO
1700 Lincoln Street, 41st Floor
Denver, Colorado 80203
Attention: Robert H. Bach

Lender and Borrower each may change from time to time the address to which Notices must be sent, by notice given in accordance with the provisions of this Section. All Notices given in accordance with the provisions of this Section will be deemed to have been received on the earliest of (i) actual receipt; (ii) Borrower’s rejection of delivery; or (iii) 3 Business Days after having been deposited in any mail depository regularly maintained by the United States postal service, if sent by certified mail, or 1 Business Day after having been deposited with a nationally recognized overnight delivery service, if sent by overnight delivery or on the date of personal service, if served by a process server.

Section 17.2      Change in Borrower’s Legal Name, Place of Business or State of Formation. Borrower will notify Lender in writing prior to any change in Borrower’s legal name, place of business or state of formation, including as a result of, or in connection with, any Transfer, including any Permitted Transfer.

ARTICLE XVIII

MISCELLANEOUS

Section 18.1      Applicable Law.  The Loan Documents are governed by and will be construed in accordance with the Laws of the State of New York, except for matters relating to the creation, perfection and foreclosure of liens and the enforcement of Remedies against the Property which will be governed by and construed in accordance with the Laws of the State where the Property is located, except to the extent that the Uniform Commercial Code requires otherwise.

Section 18.2      Usury Limitations.    Borrower and Lender intend to comply with all Laws with respect to the charging and receiving of interest. Any amounts charged or received by Lender for the use or forbearance of the Principal to the extent permitted by Law, will be amortized and spread throughout the Term until payment in full so that the rate or amount of interest charged or received by Lender on account of the Principal does not exceed the Maximum Interest Rate. If any amount charged or received under the Loan Documents that is deemed to be interest is determined to be in excess of the amount permitted to be charged or received at the Maximum Interest Rate, the excess will be deemed to be a prepayment of Principal when paid, without premium, and any portion of the excess not capable of being so applied will be refunded to Borrower. If during the Term the Maximum Interest Rate, if any, is eliminated, then for the purposes of the Loan, there will be no Maximum Interest Rate. In addition to the foregoing, Lender and Borrower stipulate and agree that all fees, charges, goods, things in action or any other sums or things of value (collectively, the “Additional Interest”) paid by Borrower to Lender, whether pursuant to the Note, the Loan Documents or otherwise with respect to the Obligations, which under applicable law may be deemed to be interest with respect to the Obligations, for purposes of any applicable law which may limit the maximum rate of interest to be charged with respect to the Obligations, shall be payable by Borrower as, and shall be deemed to be, Additional Interest, and for such purposes only, the agreed upon and contracted for rate of interest described in the Note, Loan Documents or otherwise shall be deemed to be increased by the Additional Interest.

Section 18.3      Lender’s Discretion.      Wherever under the Loan Documents any matter is required to be satisfactory to Lender, Lender has the right to approve or determine any matter or Lender has an election, Lender’s approval, determination or election will be made in Lender’s reasonable discretion unless expressly provided to the contrary.

Section 18.4      Unenforceable Provisions.    If any provision in the Loan Documents is found to be illegal or unenforceable or would operate to invalidate any of the Loan Documents, then the provision will be deemed expunged and the Loan Documents will be construed as though the provision was not contained in the Loan Documents and the remainder of the Loan Documents will remain in full force and effect.

Section 18.5      Survival of Borrower’s Obligations.  Borrower’s representations, warranties and covenants contained in the Loan Documents will continue in full force and effect and survive (i) satisfaction of the Obligations; (ii) release of the lien of the Security Instrument; (iii) assignment or other transfer of all or any portion of Lender’s interest in the Loan Documents or the Property; (iv) Lender’s

exercise of any of the Remedies or any of Lender’s other rights under the Loan Documents; (v) a Transfer; (vi) amendments to the Loan Documents; and (vii) any other act or omission that might otherwise be construed as a release or discharge of Borrower; provided that all such representations, warranties and covenants shall terminate twenty-four (24) months after the last to occur of (i) through (vii) above other than representations contained in the Sections 7.4 and 9.1 hereof and specifically excluding any representations, warranties and covenants relating to any existing claims or any reasonably anticipated claims.

Section 18.6      Relationship Between Borrower and Lender; No Third Party Beneficiaries.

(a)        Lender is not a partner of or joint venturer with Borrower or any other entity as a result of the Loan or Lender’s rights under the Loan Documents; the relationship between Lender and Borrower is strictly that of creditor and debtor. Each Loan Document is an agreement between the parties to that Loan Document for the mutual benefit of the parties and no entities other than the parties to that Loan Document will be a third party beneficiary or will have any claim against Lender or Borrower by virtue of the Loan Document. As between Lender and Borrower, any actions taken by Lender under the Loan Documents will be taken for Lender’s protection only, and Lender has not and will not be deemed to have assumed any responsibility to Borrower or to any other entity by virtue of Lender’s actions.

(b)        All conditions to Lender’s performance of its obligations under the Loan Documents are imposed solely for the benefit of Lender. No entity other than Lender will have standing to require satisfaction of the conditions in accordance with their provisions or will be entitled to assume that Lender will refuse to perform its obligations in the absence of strict compliance with any of the conditions.

Section 18.7      Partial Releases; Extensions; Waivers.    Lender may: (i) release any part of the Property or any entity obligated for any of the Obligations; (ii) extend the time for payment or performance of any of the Obligations or otherwise amend the provisions for payment or performance by agreement with any entity that is obligated for the Obligations or that has an interest in the Property; (iii) accept additional security for the payment and performance of the Obligations; and (iv) waive any entity’s performance of an Obligation, release any entity or individual now or in the future liable for the performance of the Obligation or waive the exercise of any Remedy or option. Lender may exercise any of the foregoing rights without notice, without regard to the amount of any consideration given, without affecting the priority of the Loan Documents, without releasing any entity not specifically released from its obligations under the Loan Documents, without releasing any guarantor(s) or surety(ies) of any of the Obligations, without effecting a novation of the Loan Documents and, with respect to a waiver, without waiving future performance of the Obligation or exercise of the Remedy waived.

Section 18.8      Service of Process.     To the extent permitted by Law, Borrower irrevocably consents to service of process by registered or certified mail, postage prepaid, return receipt requested, to Borrower at its address set forth in the Article entitled “Notices”.

Section 18.9      Entire Agreement.    Oral agreements or commitments between Borrower and Lender to lend money, to extend credit or to forbear from enforcing repayment of a debt, including promises to extend or renew the debt, are not enforceable. Any agreements between Borrower and Lender relating to the Loan are contained in the Loan Documents, which contain the complete and exclusive statement of the agreements between Borrower and Lender, except as Borrower and Lender may later agree in writing to amend the Loan Documents. The language of each Loan Document will be construed as a whole according to its fair meaning and will not be construed against the party by or for whom it was drafted.

Section 18.10    No Oral Amendment.    The Loan Documents may not be amended, waived or terminated orally or by any act or omission made individually by Borrower or Lender but may be amended, waived or terminated only by a written document signed by the party against which enforcement of the amendment, waiver or termination is sought.

Section 18.11    Lost or Destroyed Note.     If the Note is lost, mutilated, destroyed or stolen, Borrower will deliver to Lender a new, substitute note containing the same provisions as the Note, provided that Borrower is furnished with reasonably satisfactory evidence of the loss, mutilation, destruction or theft of the Note.

Section 18.12    Time of the Essence.   Time is of the essence with respect to Borrower’s payment and performance of the Obligations.

Section 18.13    Subrogation.   If the Principal or any other amount advanced by Lender is used directly or indirectly to pay off, discharge or satisfy all or any part of an encumbrance affecting the Property, then Lender is subrogated to the encumbrance and to any security held by the holder of the encumbrance, all of which will continue in full force and effect in favor of Lender as additional security for the Obligations.

Section 18.14    Joint and Several Liability.    If Borrower consists of more than one person or entity, the obligations and liabilities of each such person or entity under this Loan Agreement are joint and several.

Section 18.15    Successors and Assigns.    The Loan Documents bind the parties to the Loan Documents and their respective successors, assigns, heirs, administrators, executors, agents and representatives and inure to the benefit of Lender and its successors, assigns, heirs, administrators, executors, agents and representatives.

Section 18.16    Duplicates and Counterparts.      Duplicate counterparts of any of the Loan Documents, other than the Note, may be executed and together will constitute a single original document.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY BLANK]

IN WITNESS WHEREOF, Borrower and Lender have executed and delivered this Loan Agreement as of the date first set forth above.

BORROWER:
IPT BAYPORT DC LP, a Delaware limited partnership

By:	IPT Bayport DC GP LLC,
a Delaware limited liability company, its general partner

	By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

		By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

			By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

IPT CENTREPORT DC LP,
a Delaware limited partnership

By:	IPT CentrePort DC GP LLC,
a Delaware limited liability company, its general partner

	By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

		By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

			By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

IPT CENTURY DC LP, a Delaware limited partnership

By:	IPT Century DC GP LLC,
a Delaware limited liability company, its general partner

	By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

		By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

			By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

IPT LIVERMORE DC LP,
a Delaware limited partnership

By:	IPT Livermore DC GP LLC,
a Delaware limited liability company, its general partner

	By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

		By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

			By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

IPT RIALTO DC LP, a Delaware limited partnership

By:	IPT Rialto DC GP LLC,
a Delaware limited liability company, its general partner

	By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

		By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

			By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]

IPT O’HARE DC LLC,
a Delaware limited liability company

By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

	By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

		By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

IPT WINDHAM IC LLC, a Delaware limited liability company

By:	IPT Real Estate Holdco LLC,
a Delaware limited liability company, its sole member

	By:	Industrial Property Operating Partnership LP,
a Delaware limited partnership, its sole member

		By:	Industrial Property Trust Inc.,
a Maryland corporation, its general partner

By: /s/ LAINIE P. MINNICK
Name: Lainie P. Minnick
Title: Senior Vice President

[SIGNATURES CONTINUE ON THE FOLLOWING PAGES]

LENDER:

TEACHERS INSURANCE AND ANNUITY
ASSOCIATION OF AMERICA, a New York corporation

By: /s/ RICHARD TSUI
Name: Richard Tsui
Title: Director